UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                 )

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Resideo Technologies, Inc.

(Name of Registrant as Specified in its Charter)

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April 26, 2022

Dear Resideo Shareholders:

It is my pleasure to invite you to attend the 2022 Annual Meeting of Shareholders of Resideo Technologies, Inc. (“Resideo” or the “Company”), which will be held via a live virtual meeting on Wednesday, June 8, 2022, at 1:00 p.m. Eastern Daylight Time.

2021 was a year of significant accomplishment for Resideo. The business built on the momentum of the second half of 2020 to deliver record financial performance and continue to strengthen the foundation for long-term, sustainable success. Both ADI Global Distribution and Products & Solutions delivered double digit year-over-year revenue growth and operating margin expansion. At the same time, we accelerated investment in areas key to our long-term strategy. This was accomplished against a backdrop of significant supply chain, inflationary and logistical challenges. I would like to thank the entire Resideo team for their tremendous efforts in 2021. The hard work across the organization enabled Resideo to manage through this challenging environment to deliver for customers and partners while generating record financial results.

During the year we unveiled our vision, purpose and values and undertook comprehensive strategic planning initiatives at the corporate level and within each business. Organizationally, we continued to strengthen the leadership team. This included additions to support our Environmental, Social, and Governance (“ESG”) initiatives. We brought onboard a global leader for ESG and added a sustainability leader in the Products & Solutions business. Sustainability is core to our products, which are designed to help our customers to save energy, water and carbon and make their homes more comfortable, efficient and secure.

At ADI, revenue grew 15% in 2021 to $3.4 billion. This is a continuation of the consistent above-market growth ADI has delivered over the past decade. At the same time, ADI continued to invest in building a true omni-channel experience for its professional customers. This includes enhanced touchless transaction options that simplify the customer experience and free up sales associates for more value-added selling. We also saw initial success from the rollout of pricing optimization tools that provide the ADI sales team better real-time customer insight. These tools and an unrelenting focus on execution enabled the business to deliver 100 basis points of year-over-year gross margin expansion.

Within Products & Solutions, revenue grew 16% in 2021 to $2.5 billion as demand was strong across product categories and channels. The business completed critical foundational work including investments in sales operations and business development, systems consolidations, introduction of a comprehensive integrated business planning process, and digital efforts to consolidate and refresh our web presence. This work solidifies systems and processes to ensure we are more deeply engaged with key customers and partners, and we have the visibility to better plan and meet their needs.

We stepped up our investment in engineering and development at Products & Solutions in 2021. This included consolidating software development efforts under one leader, which generated significant progress in development and platforming initiatives. Our product roadmap has evolved meaningfully over the past year and our development pipeline is building across our portfolio. This includes specific programs targeting the expansion of our services offerings for enabling the professional and leveraging our broad portfolio with partners across our ecosystem, including utilities and in residential new construction.

As we look to 2022 and beyond, we see tremendous opportunity for Resideo across the residential and commercial markets we serve. People continue to invest in their homes as they look for a more comfortable, connected and simplified home experience. There is increasing awareness around personal security inside and outside the home, which we see benefiting both ADI and Products & Solutions. We believe the breadth of our product portfolio and relationship with professional contractors uniquely positions us to be a leading player as our markets continue to develop.

ADI remains focused on being an indispensable partner of choice for customers and suppliers. This begins with delivering the leading omni-channel user experience for the professional contractor. ADI will continue to broaden its offering of exclusive brands and technologies, not only in security categories but also with the organic and inorganic expansion into audio visual and data communications.

Within Products & Solutions, the team is focused on leveraging its significant footprint in the home through product innovation, and over time increased value-added services. We are excited by our recent acquisition of First Alert and the unique position its products occupy within the home and the tight fit with our long-term strategy.

Our performance in 2021 showed the potential of the business and the team we have assembled. We are steadfastly focused on execution to bring enhanced value to our customers and returns for our shareholders.

Sincerely,

Jay Geldmacher
President and Chief Executive Officer

16100 N. 71st St., Suite 550, Scottsdale, AZ 85254

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Notice of 2022 Annual Meeting of Shareholders

DATE	TIME	PLACE
Wednesday, June 8, 2022	1:00 p.m. Eastern Daylight Time	Via the internet at www.virtualshareholdermeeting.com/ REZI2022

Our 2022 annual meeting will be a live virtual meeting. There will be no physical location for the annual meeting. You will be able to participate in the annual meeting, vote your shares electronically and submit your questions during the live virtual meeting by visiting www.virtualshareholdermeeting.com/REZI2022 and entering the 16-digit control number provided in your proxy materials. You may also submit questions in advance of the meeting by visiting www.proxyvote.com. For more information on accessing the virtual annual meeting, see Question 5 in the section entitled “Questions and Answers About the Annual Meeting and Voting” on page 69.

Agenda:

Election of Directors

Advisory vote to approve executive compensation

Ratification of the appointment of independent registered public accounting firm

Act on a shareholder proposal described in this Proxy Statement, if properly presented

Transact such other business as may properly come before the meeting

How to Vote: Your vote is important to us. Unless you vote live at the virtual annual meeting, the deadline for receiving your vote is 11:59 p.m. Eastern Daylight Time, on June 7, 2022.

VIA INTERNET	BY PHONE	BY MAIL	VIA VIRTUAL MEETING
Visit www.proxyvote.com to vote your shares via the internet. You will need the 16-digit control number provided in your proxy materials when you access the web page.

If your shares are held in the name of a bank, brokerage firm or similar organization, follow the telephone voting instructions, if any, provided on your voting instruction card. If your shares are registered in your name, call 1-800-690-6903. You will need the 16-digit control number provided in your proxy materials when you call.

Complete and sign the proxy card or voting instruction form and return it in the enclosed postage pre-paid envelope.

You may vote your shares live at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/ REZI2022. You will need to enter the 16-digit control number provided in your proxy materials to vote your shares at the virtual annual meeting.

This Notice of 2022 Annual Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on April 26, 2022.

On behalf of Resideo’s Board of Directors,

JEANNINE LANE

EXECUTIVE VICE PRESIDENT,

GENERAL COUNSEL AND CORPORATE SECRETARY

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Shareholders to be held on Wednesday, June 8, 2022: our Proxy Statement and 2021 Annual Report are available free of charge on our Investor Relations website at investor.resideo.com.

2022 PROXY STATEMENT

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Proxy Statement Summary

Below are highlights of certain information in this Proxy Statement. As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete Proxy Statement and Resideo’s 2021 Annual Report before you vote. References to “Resideo,” the “Company,” “we,” “us” or “our” refer to Resideo Technologies, Inc.

2022 Annual Meeting of Shareholders

Date and Time:	June 8, 2022, 1:00 p.m. EDT

Place:	Via the internet at www.virtualshareholdermeeting.com/REZI2022

Record Date:	April 11, 2022

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission:	To enter Resideo’s virtual annual meeting via www.virtualshareholdermeeting.com/REZI2022, you will need the 16-digit control number provided in your proxy materials.

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of Resideo.

Shareholders of record on the Record Date can vote through any of the following ways:

INTERNET	PHONE	MAIL	VIRTUAL MEETING
Visit www.proxyvote.com	Call 1-800-690-6903 toll-free from the U.S. or Canada	Return the signed proxy card	Vote your shares live at the virtual annual meeting

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The deadline for voting via the internet or by telephone is 11:59 p.m. EDT on June 7, 2022. If you vote by mail, your proxy card must be received before the virtual annual meeting.

Beneficial owners who own shares through a bank, brokerage firm or similar organization can vote by returning the voting instruction form, or by following the instructions for voting via the internet or by telephone, as provided by the bank, brokerage firm or similar organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.

If you are a shareholder of record or a beneficial owner, you may choose to vote at the virtual annual meeting. Even if you plan to attend our virtual annual meeting, please cast your vote as soon as possible. For more information on voting your shares, please see “Questions and Answers About the Annual Meeting and Voting” beginning on page 69.

About Resideo

Resideo is a leading global manufacturer and developer of technology-driven products and solutions that provide comfort, security, energy efficiency and control to over 150 million homes globally. We are also the leading wholesale distributor of security, AV and low-voltage products with a global footprint serving commercial and residential end markets. Our primary focus is on the professional channel where we are a trusted partner to over 110,000 professional installers. Our global scale, breadth of product offerings, innovation heritage, and differentiated service and support has enabled our trusted relationship with professional installers and has been a key driver of our success. Leveraging our underlying strengths, we are transforming our business with a strategy that includes operational improvements, product innovation, and investments to drive future growth and value creation.

Voting Matters and Board Recommendations

	VOTING MATTERS	BOARD RECOMMENDATIONS	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 1.	Election of Directors	FOR Each Nominee	6

Proposal 2.	Advisory Vote to Approve Executive Compensation	FOR	37

Proposal 3.	Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	63

Proposal 4.	Shareholder Proposal to Reduce Ownership Threshold for Shareholders to Call a Special Meeting	AGAINST	66

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Director Dashboard

Our Board of Directors

Name	Age	Independent	Board Committee Memberships	Other Public Company Board Service

Roger Fradin (Chairman)	68	No	Finance Innovation and Technology	Janus International Group Juniper II Corp. L3Harris Technologies, Inc. Vertiv Holdings Co

Jay Geldmacher (President & CEO)	66	No	None	Seagate Technology plc

Paul Deninger	63	Yes	Audit Finance (Chair) Innovation and Technology	Epiphany Technology Acquisition Corp. EverQuote

Cynthia Hostetler	59	Yes	Finance Nominating and Corporate Governance	Textainer Group Holdings Limited Vulcan Materials Company

Brian Kushner	63	Yes	Audit Finance Innovation and Technology	Cumulus Media Inc. Mudrick Capital Acquisition Corporation II

Jack Lazar	56	Yes	Audit (Chair) Innovation and Technology	Box, Inc. GLOBALFOUNDRIES Inc. thredUP

Nina Richardson	63	Yes	Compensation and Human Capital Management Nominating and Governance (Chair)	Cohu, Inc. Eargo, Inc. Silicon Laboratories, Inc.

Andrew Teich (Lead Independent Director)	61	Yes	Compensation and Human Capital Management Innovation and Technology (Chair) Nominating and Governance	Juniper II Corp. Sensata Technologies Holding PLC

Sharon Wienbar	60	Yes	Compensation and Human Capital Management (Chair) Nominating and Governance	Colfax Corporation Covetrus, Inc

Kareem Yusuf	50	Yes	Compensation and Human Capital Management Innovation and Technology

Corporate Governance Highlights

We are committed to strong corporate governance practices and policies, as described below, that support effective Board leadership and prudent management practices.

Annual election of all directors

Majority voting for directors in uncontested elections

Lead Independent Director with specified duties and responsibilities

Robust risk oversight by full Board and Committees

Annual review of key Committee charters and Corporate Governance Guidelines

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Independent Audit, Compensation and Human Capital Management and Nominating and Governance Committees

Finance Committee that reviews and oversees Resideo’s capital structure and opportunities for maximizing shareholder value

Innovation and Technology Committee that oversees Resideo’s overall strategic direction and investment in technology initiatives

Rigorous risk oversight of cybersecurity programs by the Audit and Innovation and Technology Committees

Annual Board and Committee evaluations

Proposed annual advisory vote to approve executive compensation

Meaningful stock ownership guidelines for directors and executives

Adoption of proxy access

Limits on memberships on other boards

A Board that is actively engaged in recruiting qualified, diverse director candidates

Commitment to health, safety and environmental sustainability

Oversight of human capital management, including diversity, equity and inclusion, by Compensation and Human Capital Management Committee

Oversight of our code of business conduct and our role as a responsible corporate citizen, including our environmental, social and governance (ESG) programs, by the Nominating and Governance Committee

Policies prohibiting short sales, hedging, margin accounts and pledging

Shareholders holding at least 25% of the outstanding stock of the Company have the right to call a special meeting

Executive Compensation Preview

The Compensation Discussion and Analysis section of this Proxy Statement provides a focused discussion of our executive compensation philosophy and the pay programs applicable to our named executive officers. Our compensation program design directly links compensation to the performance of our business and rewards fiscal year results through our annual incentive plan and long-term performance with equity awards.

Our Named Executive Officers

Our leadership team during fiscal 2021 included the following Named Executive Officers (“NEOs”):

NAME	POSITION

Jay Geldmacher	President and Chief Executive Officer

Anthony L. Trunzo	Executive Vice President, Chief Financial Officer

Robert Aarnes	President, ADI Global Distribution

Phillip Theodore	President, Products & Solutions

Travis Merrill	Executive Vice President, Chief Strategy & Commercial Officer

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Forward-Looking Statements

This Proxy Statement and the cover letter contain “forward-looking statements” regarding expectations about future business and financial results, which speak only as of the date of this Proxy Statement. Although we believe that the forward-looking statements contained in this Proxy Statement are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, those described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Reports on Form 10-K for the year ended December 31, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this presentation, and we caution investors not to place undue reliance on any such forward-looking statements.

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Proposal 1: Election of Directors

Our Board currently consists of ten directors, and the Board has set the size of the Board as of this year’s Annual Meeting at ten. All directors will stand for election each year for annual terms. Our Board has nominated the director nominees for re-election to the Board. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee should become unavailable to serve prior to the Annual Meeting, the shares represented by proxy will be voted for the election of such other person as may be designated by the Board. The Board may also determine to leave the vacancy temporarily unfilled or reduce the authorized number of directors in accordance with the By-Laws. Resideo’s By-Laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board.

Majority Voting for Directors

Resideo’s By-Laws provide a majority voting standard for election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the number of votes cast “FOR” a director nominee exceeds 50% of the number of votes cast with respect to that director’s election.

No incumbent director nominee shall qualify for service as a director unless he or she agrees to submit upon re-nomination to the Board an irrevocable resignation effective upon such director nominee’s failure to receive a majority of the votes cast in an uncontested election. The Nominating and Governance Committee (excluding the nominee, if applicable) will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board, excluding the nominee, will act on the resignation and publicly disclose its decision in accordance with the By-Laws.

An election of directors is considered to be contested if there are more nominees for election than positions on the Board to be filled by election at the meeting of shareholders. In a contested election, the required vote would be a plurality of votes cast.

Director Nominees

The Board has affirmatively determined that each of the nominees qualifies for election under the Company’s criteria for evaluation of directors. See “Nominating Board Candidates – Procedures and Qualifications” on page 23 for more information on qualifications for director nominees. The Nominating and Governance Committee is responsible for nominating a slate of director nominees who collectively have the complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a Board. The committee believes that each of the nominees has key personal attributes that are important to an effective board, including integrity, industry background, contribution to the composition, diversity and culture of the Board, educational background, the ability and willingness to constructively challenge management and the ability and commitment to devote sufficient time to Board duties. Set forth below is biographical information about the director nominees and their specific experience, qualifications and skills that have led the Board and the Nominating and Governance Committee to conclude that they should continue to serve as directors of Resideo. In addition, the Board has determined that each non-employee director nominee, other than Roger Fradin, qualifies as an independent director under NYSE corporate governance listing standards and the Company’s director independence standards as further described under “Director Independence” on page 18.

The Board has established a director retirement policy whereby, unless the Board otherwise determines, non-employee directors shall serve only until the Annual Meeting of Shareholders immediately following their 75th birthday.

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Director Qualifications and Skills

Our directors have a broad range of experience that spans different industries and encompasses the relevant business and technology sectors. Directors bring a variety of qualifications, skills and viewpoints to our Board that both strengthen their ability to carry out their oversight responsibilities on behalf of our shareholders and bring richness to Board deliberations. As described above and in the director biographies, our directors have key experiences, qualifications and skills that are relevant and important in light of our business, structure and growth strategy and include the following:

DIRECTOR QUALIFICATIONS AND SKILLS CRITERIA

Senior Leadership Experience

Experience serving as CEO or a senior executive that provides a practical understanding of how complex organizations function and ability to support our commercial strategy, growth and performance

Consumer Products Experience with the retail consumer industry, e-commerce, customer service and consumer dynamics that aligns with our business strategies and opportunities

Manufacturing

Experience with the operations of manufacturing facilities that provide critical perspectives in understanding and evaluating operational planning, management and risk mitigation of our business

Technology Experience developing and adopting new technologies as well as leading innovation initiatives that support the execution of our vision in the smart home market

Global Relations International business strategy, operations and substantive expertise in international matters relevant to our global business

Finance Experience with finance and financial reporting processes, including monitoring and assessing a company’s operating performance to ensure accurate financial reporting and robust controls

Public Company Board Service

Service on the boards and board committees of public companies that provides an understanding of corporate governance practices and risk management oversight as well as insights into board management and relations between the board, the CEO and senior management that will support our commitment to maintain a strong governance framework as an independent public company

Marketing Expertise in brand development, marketing and sales in local markets on a global scale relevant to our global business

Operations Managing the operations of a business and possessing a deep understanding of the end-markets we serve

Strategy

Practical understanding of the development and implementation of strategic priorities and of the risks and opportunities that can impact a company’s operations and strategies which will serve to drive our long-term growth

Mergers & Acquisitions Experience in business development and mergers and acquisitions to support our initiatives to identify and execute on tuck-in acquisitions and investments

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The table below is a summary of the range of qualifications and skills that each director brings to the Board. The table does not include all of the qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not checked for a specific director does not mean that the director does not possess it.

NAME

Roger Fradin (Chairman)

Jay Geldmacher (President & CEO)

Paul Deninger

Cynthia Hostetler

Brian Kushner

Jack Lazar

Nina Richardson

Andrew Teich (Lead Independent Director)

Sharon Wienbar

Kareem Yusuf

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Director Biographies

The Board of Directors unanimously recommends a vote “FOR” Proposal 1 to elect each of the following director nominees.

Nominees for Election

Included in each biography are the key qualifications that led to the conclusion that such directors should serve on our Board.

ROGER FRADIN, Age 68
Non-Executive Chairman of the Board Director since 2018 Committee Memberships: • Finance • Innovation and Technology

Key Qualifications:

•  Extensive experience as an executive at Honeywell

•  In-depth knowledge of the fire and security solutions and automation and control solutions industries

•  Significant operational and product development experience

•  Financial expertise and experience in capital markets

•  Broad experience in marketing, including international markets

Other Current Public Company Directorships:

•  Janus International Group

•  Juniper II Corp.

•  L3Harris Technologies, Inc. (formerly Harris Corporation)

•  Vertiv Holdings Co (formerly GS Acquisition Holdings)

Background

Mr. Fradin joined Honeywell in 2000 when Honeywell acquired Pittway Corporation, where he served as president and chief executive officer of the Security and Fire Solutions segment. Mr. Fradin served as president and chief executive officer of Honeywell’s Automation and Control Solutions business from January 2004 to April 2014 and served as vice chairman of Honeywell from April 2014 to February 2017. Mr. Fradin served as an independent contractor to Honeywell from March 2018 to September 2018. Mr. Fradin currently serves as executive chairman of Victory Innovation, a Carlyle company. He has also served an advisor to Seal Rock Partners since 2014 and as a consultant of The Carlyle Group, which he served as an operating executive from 2016 to 2019. Mr. Fradin received his M.B.A. and B.S. degrees from The Wharton School at the University of Pennsylvania. While a student at Wharton, Mr. Fradin also served as a member of its faculty. He previously served as a director of MSC Industrial Direct (1998-2019) and currently serves as an advisor to the board of MSC Industrial Direct, and previously served as a director of Goldman Sachs Acquisition Holdings (2018-2020) and Pitney Bowes (2012-2019).

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JAY GELDMACHER, Age 66
President, Chief Executive Officer and Director Director since 2020 Committee Memberships: • None

Key Qualifications:

•  Extensive experience leading a complex industrial and technology spinout

•  Expert on both public and private equity backed companies

•  Extensive background in the technology sector

Other Current Public Company Directorships:

•  Seagate Technology plc

Background

Prior to joining Resideo, Mr. Geldmacher served as president and CEO of Electro Rent, a leader in testing and technology solutions and a Platinum Equity portfolio company since September 2019. From November 2013 to August 2019, Mr. Geldmacher served as president and CEO of Artesyn Embedded Technologies, a joint venture between Emerson Electric Company and Platinum Equity. Between 2007 and 2013, Mr. Geldmacher served as Executive Vice President of Emerson Electric Company and President of Emerson Network Power’s Embedded Computing & Power Group, which designed, manufactured and distributed embedded computing and power products, systems and solutions. From 1996 to 2007, he served in a variety of roles of progressive responsibility at Emerson Electric. Mr. Geldmacher received his bachelor’s degree in marketing from the University of Arizona and an executive MBA degree from the University of Chicago. Mr. Geldmacher previously served on the board of directors of Verra Mobility Corporation (2018-2020) and Owens-Illinois, Inc. (2008-2015).

PAUL DENINGER, Age 63
Independent Director Director since 2018 Committee Memberships: • Audit • Finance (Chair) • Innovation and Technology

Key Qualifications:

•  Extensive senior management experience in operations and strategy

•  Extensive experience in banking, capital markets and merger and acquisition strategies

•  Deep knowledge of the technology sector

Other Current Public Company Directorships:

•  Epiphany Technology Acquisition Corp.

•  EverQuote

Background

Mr. Deninger is a venture partner with Material Impact, an early stage venture firm focused on identifying and supporting groundbreaking material science technologies and companies, and a senior managing director of Davis Partners Group, a c-suite advisory firm. He is also vice chairman of the board of Epiphany Technology Acquisition Corp., having previously served as a senior advisor to Evercore Inc., a publicly held investment banking advisory firm, from June 2016 to February 2020. Mr. Deninger served as a senior managing director with Evercore from February 2011 to June 2016. From December 2003 to October 2010, Mr. Deninger served as a vice chairman at Jefferies Group LLC, a wholly-owned subsidiary of Jefferies Financial Group Inc., a diversified financial services company. Prior to that, he served as chairman and chief executive officer of Broadview International LLC, a mergers and acquisitions advisory firm focused on the technology industry. Mr. Deninger received his B.S. from Boston College and his M.B.A. from Harvard Business School. He previously served as a director at Iron Mountain Inc. (2010-2021).

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CYNTHIA HOSTETLER, Age 59
Independent Director Director since 2020 Committee Memberships: • Finance • Nominating and Governance

Key Qualifications:

•  Broad investment, financial and risk management skills

•  Experienced public and investment company board member

•  Significant experience with investment management, including ESG and investor relations issues

Other Current Public Company Directorships:

•  Textainer Group Holdings Limited

•  Vulcan Materials Company

Background

Ms. Hostetler is a professional director of public companies and investment funds in the United States. She currently serves on the boards of public companies Textainer Group Holdings Limited (shipping container leasing) since 2021 and Vulcan Materials Company (construction materials) since 2014. Ms. Hostetler also serves as Trustee of Invesco Funds (global mutual funds) since 2017 and as Director of TriLinc Global Impact Fund, LLC (international investment fund) since 2013. Ms. Hostetler has served on the Investment Company Institute Board of Governors since 2018 and on the Independent Directors Council board since 2014. Previously, Ms. Hostetler served as a Trustee of Aberdeen International Funds, New York, New York (global mutual funds) from 2013 to 2017; Director of Artio Global Funds, New York, New York (global mutual funds) from 2010 to 2013; Director of Genesee & Wyoming, Inc. (short line railroads) from 2018 to 2019; and Director of Edgen Group Inc., Baton Rouge, Louisiana (energy infrastructure) from 2013 to 2014. Ms. Hostetler served as the Head of Private Equity and Investment Funds of Overseas Private Investment Corporation from 2001 to 2009 and as a board member and President of First Manhattan Bancorporation from 1991 to 2006. Ms. Hostetler began her career as a corporate lawyer with Simpson Thacher & Bartlett in New York. Ms. Hostetler earned her bachelor’s degree from Southern Methodist University and holds a Juris Doctor from the University of Virginia School of Law.

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BRIAN KUSHNER, Age 63
Independent Director Director since 2019 Committee Memberships: • Audit • Finance • Innovation and Technology

Key Qualifications:

•  Decades of experience leading corporate transformation efforts

•  Proven expertise in corporate performance improvement, including financial expertise

•  Served in roles that include chairman, director, chief executive officer and chief restructuring officer at more than 35 public and private companies

Other Current Public Company Directorships:

•  Cumulus Media Inc.

•  Mudrick Capital Acquisition Corporation II

Background

Mr. Kushner has served as a senior managing director at FTI Consulting, Inc., a global business advisory firm, since 2009, where he serves as leader of the Private Capital Advisory Services practice and as the co-leader of the Technology practice, the Aerospace, Defense and Government Contracting practice and the Activism and M&A Solutions practice. Prior to joining FTI, Mr. Kushner was the co-founder of CXO, L.L.C., a boutique interim and turnaround management consulting firm that was acquired by FTI at the end of 2008. Over the past three decades, Mr. Kushner has served as a director, chief executive officer (“CEO”) or chief restructuring officer (“CRO”) of over 35 public and private technology, manufacturing, telecom and defense companies, during which time he worked on the acquisition or disposition of more than 25 companies. Mr. Kushner has also periodically served as the CEO, interim CEO, or the CRO of companies that elected to utilize bankruptcy proceedings as part of their financial restructuring process and, as such, he served as an executive officer of various companies that filed bankruptcy petitions under federal law, including, most recently, Relativity Media LLC and its affiliates in 2015. Mr. Kushner received his B.S. and M.S. degree in Applied and Engineering Physics from Cornell University and his Ph.D. in Applied Physics with a minor in Electrical Engineering, also from Cornell University. He previously served as a director at Thryv, Inc. (2016-2020), Hycroft Mining Corp. (formerly Mudrick Capital Acquisition Corporation) (2018-2020), Luxfer Holdings PLC (2016-2018) and EveryWare Global, Inc. (2015-2016).

JACK LAZAR, Age 56
Independent Director Director since 2018 Committee Memberships: • Audit (Chair) • Innovation and Technology

Key Qualifications:

•  Strong financial, technological and operational expertise

•  Experienced technology company executive and consultant

•  Expertise in best practices for a public company on a global scale

Other Current Public Company Directorships:

•  Box, Inc.

•  GLOBALFOUNDRIES Inc.

•  thredUP

Background

Mr. Lazar has been an independent business consultant since March 2016. From January 2014 to March 2016, he served as the chief financial officer of GoPro, Inc., a provider of wearable and mountable capture devices. From January 2013 to January 2014, he was an independent business consultant. From May 2011 to January 2013, Mr. Lazar served as senior vice president, corporate development and general manager of Qualcomm Atheros, Inc., a developer of communications semiconductor solutions. From September 2004 to May 2011, Mr. Lazar served in a variety of roles at Atheros Communications, most recently as Atheros’ chief financial officer and senior vice president of corporate development. Mr. Lazar is a certified public accountant (inactive) and received his B.S. degree in commerce with an emphasis in accounting from Santa Clara University. He previously served as a director at Silicon Laboratories Inc. (2013-2022), Casper Sleep, Inc. (2019-2022), Mellanox Technologies, Ltd (2018-2020), Quantenna Communications (2016-2019) and TubeMogul, Inc. (2013-2016).

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NINA RICHARDSON, Age 63
Independent Director Director since 2018 Committee Memberships: • Compensation and Human Capital Management • Nominating and Governance (Chair)

Key Qualifications:

•  Extensive global operational and leadership experience in the technology sector

•  Experience ranging from start-up companies to multi-billion-dollar corporations

•  In-depth knowledge of human resources

Other Current Public Company Directorships:

•  Cohu, Inc.

•  Eargo, Inc.

•  Silicon Laboratories, Inc.

Background

Ms. Richardson served as chief operating officer of GoPro, Inc. from February 2013 to February 2015. Prior to that, she held several executive positions of increasing responsibility at Flextronics, Inc., a global electronics and manufacturing service provider. She has been an independent consultant and served on several private technology company boards since 2015. Currently, she serves as managing director of Three Rivers Energy, Inc., a company she co-founded in 2004. Ms. Richardson received her B.S. degree in industrial engineering from Purdue University and an executive M.B.A. from Pepperdine University. She previously served as a director at Zayo Group Holdings, Inc. (2015-2018), Callidus Software, Inc. (2017-2018) and Silicon Graphics International Corp. (2016).

ANDREW TEICH, Age 61
Lead Independent Director Director since 2018 Committee Memberships: • Compensation and Human Capital Management • Innovation and Technology (Chair) • Nominating and Governance

Key Qualifications:

•  Seasoned executive with experience in acquisitions and operational integration

•  Extensive product/technology and sales/marketing skills

•  Expertise in artificial intelligence technology

Other Current Public Company Directorships:

• Juniper II Corp.

•  Sensata Technologies Holding PLC

Background

Mr. Teich has been a private technology consultant since June 2017. From May 2013 until June 2017, he served as the chief executive officer and president of FLIR Systems, Inc., a public multinational imaging and sensing company, and a director from July 2013 to June 2017. Mr. Teich joined FLIR Systems, Inc. in 1999 and held various positions of increasing responsibility within the company including president of the Commercial Systems, Commercial Vision Systems and Thermography divisions throughout his tenure. Mr. Teich received his B.S. degree in marketing from Arizona State University and is an alumnus of the Harvard Business School Advanced Management Program.

2022 PROXY STATEMENT | 13

SHARON WIENBAR, Age 60
Independent Director Director since 2018 Committee Memberships: • Compensation and Human Capital Management (Chair) • Nominating and Governance

Key Qualifications:

•  Extensive experience as an operating executive and strategist in the software and technology sectors

•  Leadership in technology investments and partnerships

•  Expertise in start-up operations and venture capital investing

Other Current Public Company Directorships:

•  Colfax Corporation

•  Covetrus, Inc.

Background

Ms. Wienbar was chief executive officer of Hackbright Academy, a technology training firm, from 2015 to 2016. From 2001 to 2015, she served as a partner at Scale Venture Partners (known as BA Venture Partners prior to 2007), a technology and healthcare venture capital firm. Prior to her venture capital career, Ms. Wienbar was an executive in several software companies, including Adobe Systems, and a consultant at Bain & Company. Ms. Wienbar received her S.B. and S.M. degrees in engineering from Harvard University and her M.B.A. from Stanford University. She previously served on Microsoft Inc.’s venture advisory committee and as a director at Everyday Health, Inc. (2014-2016) and Glu Mobile, Inc. (2007-2008).

KAREEM YUSUF, Age 50
Independent Director Director since 2021 Committee Memberships: • Compensation and Human Capital Management • Innovation and Technology

Key Qualifications:

•  Extensive experience with critical technologies, including artificial intelligence, the internet-of-things, hybrid cloud and blockchain

•  Leadership of management and growth of market-leading brands and applications

•  Extensive experience managing large, cross-functional organizations and providing strategic direction

Other Current Public Company Directorships:

•  None

Background

Dr. Yusuf is a general manager, AI Applications, of International Business Machines Corporation (IBM), a provider of integrated technology solutions and products, a position he has held since 2018. Prior to his current position, Dr. Yusuf was the chief product officer and chief technology officer for product direction and technology infrastructure of a business unit of IBM from 2016 to 2018. Dr. Yusuf joined IBM in 1998 and has held positions of increasing responsibility in technical sales and support, product management, mergers and acquisitions strategy and software development. Dr. Yusuf received his bachelor’s degree in civil engineering from the University of Berlin, his master’s of science degree in structural engineering from the University of Manchester and his Ph.D. in civil engineering from the University of Leeds.

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Our Governance Framework

Our corporate governance framework is a set of principles, guidelines and practices that support strong performance and long-term value creation for our shareholders. Our commitment to good corporate governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also effective leadership by our senior management team and oversight by our Board.

Our Board is committed to maintaining the highest standards of corporate governance. Our Board is guided by our Corporate Governance Guidelines, which address director responsibilities, director skills and characteristics, memberships on other boards, director access to management and other employees, director orientation and continuing education, director retirement and the annual performance evaluations of the Board and Committees. Because corporate governance practices evolve over time, our Board will review and approve our Corporate Governance Guidelines, Committee charters and other governance policies at least once a year and update them as necessary and appropriate.

Our Board and Culture

Our Board is deeply engaged, provides informed and meaningful guidance and feedback, and maintains an open dialogue with management based on a clear understanding of our strategic plans. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue which our leadership team embraces. Our directors have access to our officers and employees to address questions, comments or concerns. Additionally, the Board and Committees have the power to hire independent legal, financial or other advisors without approval from, or consultation with, Resideo management.

Our Board also takes an active role in ensuring we embrace “best practices” in corporate governance. The partnership and oversight of a strong and multi-faceted Board with diverse perspectives rooted in deep experience in global business, finance, technology and strategy are essential to creating long-term shareholder value.

Corporate Governance Overview

Presented below are some highlights of our corporate governance program. You can find details about these and other corporate governance policies and practices within this Proxy Statement.

KEY GOVERNANCE PRACTICES

CORPORATE GOVERNANCE GUIDELINES

•  Our Corporate Governance Guidelines have been designed to assist the Board in the exercise of its duties and responsibilities to our Company. They reflect the Board’s commitment to monitor the effectiveness of decision-making at the Board and management levels with a view to achieving our strategic objectives.

•  The guidelines are reviewed annually and subject to modification by the Board at any time.

INDEPENDENT BOARD	• Eight of our 10 directors are independent as defined by the listing standards of the NYSE.

BOARD COMPOSITION

•  Currently, the Board has fixed the number of directors at 10.

•  The Board will regularly assess its performance and can adjust the number of directors according to the needs of the Board and the Company.

•  As shown under “Director Qualifications and Skills” beginning on page 7 and in the biographies of the directors beginning on page 9, our Board has a diverse mix of skills, experience and backgrounds that support our growth and commercial strategy.

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KEY GOVERNANCE PRACTICES

LEAD INDEPENDENT DIRECTOR

•  The Board has appointed Mr. Teich as Lead Independent Director. Mr. Teich possesses the attributes that the Board believes will ensure independent oversight of management. See “Board Leadership Structure” on page 17 for additional information.

BOARD COMMITTEES

•  The Board consists of five standing committees:

•  Audit,

•  Compensation and Human Capital Management,

•  Nominating and Governance,

•  Finance, and

•  Innovation and Technology.

•  Each of the Audit, Compensation and Human Capital Management, and Nominating and Governance Committees is composed entirely of independent directors.

•  Each Board Committee has a written charter and key Board Committee charters are reviewed and re-assessed annually.

•  Each committee charter is posted and available on our Investor Relations website at investor.resideo.com.

MEMBERSHIPS ON OTHER BOARDS

•  Under our Corporate Governance Guidelines, directors who serve as chief executive officers of public companies should not serve on more than three public company boards (including their own); provided, however, that solely with respect to the Company’s CEO, such CEO may not sit on more than two public company boards (including service on the Company’s Board).

•  Other directors should not serve on more than five public company boards (including service on our Board).

BOARD DIVERSITY

•  Three of our 10 Board members are women and one of our Board members is racially/ethnically diverse. The Nominating and Governance Committee actively considers diversity when evaluating new candidates.

ROBUST RISK OVERSIGHT

•  Our full Board is responsible for risk oversight and has designated committees to have particular oversight of certain key risks. Our Board oversees management as it fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

BOARD AND COMMITTEE SELF-EVALUATION

•  The Board conducts an annual self-evaluation led by the Nominating and Governance Committee to determine whether it and its committees are functioning effectively and to solicit feedback from directors as to whether the Board is continuing to evolve and be refreshed in a manner that serves the needs of the Company.

MAJORITY VOTING OF DIRECTORS

•  Our By-Laws provide for majority voting in uncontested elections of directors. Any directors standing for re-nomination to the Board must agree to submit an irrevocable resignation effective upon that director’s failure to receive a majority vote and the acceptance of the resignation by the Board.

INTEGRITY & COMPLIANCE PROGRAM

•  The Audit Committee regularly reviews the Company’s integrity and compliance program, and the Nominating and Governance Committee provides oversight of the Company’s policies related to its Code of Business Conduct.

•  The Company provides several mechanisms for employees and third parties to report concerns (including anonymously), enforces a strict non-retaliation policy, and ensures prompt, thorough and objective investigations.

•  All employees are required to complete integrity and compliance training, and the Company provides comprehensive training on additional key compliance topics, available in over 15 languages.

•  All employees and members of the Board are subject to the Code of Business Conduct.

•  Regional integrity and compliance councils meet quarterly to discuss key compliance topics and to provide feedback with regard to the integrity and compliance program.

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KEY GOVERNANCE PRACTICES

OVERSIGHT OF ESG AND HUMAN CAPITAL MANAGEMENT

•  Our Nominating and Governance Committee oversees our role as a responsible corporate citizen, including key aspects of our ESG programs.

•  Our Compensation and Human Capital Management Committee oversees our human capital management, including diversity, equity and inclusion. Management regularly reports to the committee regarding diversity, equity and inclusion initiatives, our total rewards philosophy, and our plans, policies and programs related to hiring, development and retention.

BOARD OVERSIGHT OF POLITICAL CONTRIBUTIONS	• The Nominating and Governance Committee oversees our policies and practices relating to political contributions.

SHAREHOLDER RIGHTS

•  Subject to certain terms and conditions, our By-Laws provide that shareholders who have maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years may use our annual meeting proxy statement to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office.

•  Shareholders holding at least 25% of the outstanding stock of the Company have the right to call a special meeting.

•  We do not have a poison pill, nor do we have supermajority voting provisions.

SUCCESSION PLANNING	• Our Board oversees and annually reviews leadership development and assessment initiatives, as well as short- and long-term succession plans for the CEO and other senior management.

HEDGING AND PLEDGING PROHIBITIONS

•  All of our directors, officers and employees are prohibited from engaging in short sales of Resideo securities and selling or purchasing puts or calls or otherwise trading in or writing options on Resideo securities and using certain financial instruments (including forward sale contracts, equity swaps, collars and exchange funds), holding securities in margin accounts or pledging Resideo securities as collateral, in each case, that are designed to hedge or offset any decrease in the market value of Resideo securities.

STOCK OWNERSHIP GUIDELINES

•  We have meaningful stock ownership guidelines:

•  CEO: 6x base salary

•  Other Executive Officers: 3x base salary

•  Non-employee directors: 5x annual cash retainer

•  Five-year period from appointment or election to meet the ownership requirement

CLAWBACK POLICY

•  We have a clawback policy pursuant to which our Board will seek to recover excess incentive compensation paid to senior executives in the event of a material restatement of our financial results involving misconduct by the senior executive.

Our Certificate of Incorporation, By-Laws, Committee Charters, Corporate Governance Guidelines and Code of Business Conduct are available on our Investor Relations website at investor.resideo.com. Paper copies of these documents can be obtained by writing to Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Corporate Secretary.

Board Leadership Structure

The Company’s current Board leadership structure consists of a non-executive Chairman of the Board, and, because the Board has determined that the Chairman is not independent, a Lead Independent Director who was appointed by the independent directors of the Board. The Board believes the current structure of separating the roles of Chairman and CEO, as well as having a Lead Independent Director, allows for alignment of corporate governance with the interests of shareholders. The Board believes that this structure allows our CEO to focus on operating and managing the Company, leverages our Chairman’s experience in guidance and oversight, and ensures overall independence of the Board through clearly defined roles and responsibilities of the Lead Independent Director. While the Board believes

2022 PROXY STATEMENT | 17

that this structure currently is in the best interests of Resideo and its shareholders, it does not have a policy with respect to separating the roles of Chairman and CEO and appointing a Lead Independent Director if the Chairman is independent and could adjust the structure in the future as it deems appropriate.

Lead Independent Director

The Board has determined that Mr. Fradin, a former employee of Honeywell, may not currently be independent and has appointed Mr. Teich as the Lead Independent Director in accordance with our Corporate Governance Guidelines. In electing Mr. Teich, the independent directors of the Board considered Mr. Teich in light of the following selection criteria:

•	Qualifies as independent, in accordance with relevant listing standards;

•	Able to commit the time and level of engagement required to fulfill the substantial responsibilities of the role; and

•

Possesses effective communication skills to facilitate discussions among members of the Board, including among the independent directors, Mr. Geldmacher and Mr. Fradin, and engage with key stakeholders.

As the Lead Independent Director, Mr. Teich has the following duties and responsibilities:

•	Review Board meeting agendas and Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•	Provide input regarding presentation materials and other written information provided to directors for Board meetings;

•	Preside at all meetings at which the Chairperson is not present, including executive sessions of the independent directors;

•	Be available for consultation and direct communications with the Company’s shareholders; and

•	Perform such other duties as the Board may determine from time to time.

Director Independence

Providing objective, independent judgment is at the core of the Board’s oversight function. The Nominating and Governance Committee conducts an annual review of the independence of the directors and reports its findings to the full Board. The Board has affirmatively determined that all non-employee directors, other than Mr. Fradin who is a former employee of Honeywell, satisfy the independence criteria in the applicable NYSE listing standards and SEC rules (including the enhanced criteria with respect to members of the Audit Committee and the Compensation and Human Capital Management Committee). Regarding Mr. Fradin, the Board considered that more than four years have elapsed since Mr. Fradin was employed by Honeywell, but acknowledges that other relationships described in this Proxy Statement currently suggest that Mr. Fradin may not be fully independent.

For a director to be considered independent, the Board must determine that the director does not have any material relationships with Resideo, either directly or as a partner, shareholder or officer of an organization that has a relationship with Resideo, other than as a director and shareholder. Material relationships can include vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships, among others. In addition to Mr. Fradin, Mr. Geldmacher as an employee of Resideo, does not satisfy the independence criteria described below.

Criteria for Director Independence

The Board considered all relevant facts and circumstances in making its determination that all of our directors are independent other than Mr. Fradin and Mr. Geldmacher, including the following:

•	No such director or nominee receives any direct compensation from Resideo other than under the non-employee director compensation program described beginning on page 26.

•	No immediate family member (within the meaning of the NYSE listing standards) of any such director or nominee is an employee of Resideo or otherwise receives direct compensation from Resideo.

•	No such director or nominee is affiliated with Resideo or any of its subsidiaries or affiliates.

18 | 2022 PROXY STATEMENT

•

No such director or nominee is an employee of Resideo’s independent accountants and no such director or nominee (or any of their respective immediate family members) is a current partner of Resideo’s independent accountants, or was within the last three years, a partner or employee of Resideo’s independent accountants and personally worked on Resideo’s audit.

•	No such director or nominee is a member, partner or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from Resideo.

•

No Resideo executive officer is on the compensation committee of the board of directors of a company that employs any of our non-employee directors or nominees (or any of their respective immediate family members) as an executive officer.

•

No such director or nominee (or any of their respective immediate family members) is indebted to Resideo, nor is Resideo indebted to any such director or nominee (or any of their respective immediate family members).

•	No such director or nominee serves as an executive officer of a charitable or other tax-exempt organization that received contributions from Resideo.

•

While a non-employee director’s or nominee’s service as an outside director of another company with which Resideo does business would generally not be expected to raise independence issues, the Board also considered those relationships and confirmed the absence of any material commercial relationships with any such company. Specifically, those commercial relationships were in the ordinary course of business for Resideo and the other companies involved and were on terms and conditions available to similarly situated customers and suppliers.

The above information was derived from Resideo’s books and records and responses to questionnaires completed by the directors and officers in connection with the preparation of this Proxy Statement.

In assessing Dr. Yusuf’s independence, the Board considered that, in the ordinary course of business, the Company purchases products and services from IBM, Dr. Yusuf’s employer. These transactions were entered into before Dr. Yusuf joined the Board, and he has no personal involvement in them, nor does he derive any material benefit from them. The amounts involved are immaterial to both the Company and IBM.

Committees of the Board

Our Board consists of five standing Committees: Audit, Compensation and Human Capital Management, Nominating and Governance, Finance and Innovation and Technology. The Board has adopted written charters for each Committee, which are available on our Investor Relations website at investor.resideo.com. All Board members are invited to attend the meetings of each Committee, except as restricted by independence standards.

The following table sets forth the Board Committees and the current members of each of the Committees.

	Independent	Audit	Compensation and Human Capital Management	Nominating and Governance	Finance	Innovation and Technology

Roger Fradin					Member	Member

Jay Geldmacher

Paul Deninger		Member			Chair	Member

Cynthia Hostetler				Member	Member

Brian Kushner		Member			Member	Member

Jack Lazar		Chair				Member

Nina Richardson			Member	Chair

Andrew Teich			Member	Member		Chair

Sharon Wienbar			Chair	Member

Kareem Yusuf			Member			Member

2021 Meetings		5	5	6	8	4

2022 PROXY STATEMENT | 19

Each of the Audit, Compensation and Human Capital Management and Nominating and Governance Committees consists solely of directors who have been determined by the Board to be independent in accordance with SEC regulations, NYSE listing standards and the Company’s director independence standards (including the heightened independence standards and considerations for members of the Audit and Compensation and Human Capital Management Committees).

COMMITTEE	RESPONSIBILITIES

AUDIT COMMITTEE Jack Lazar, Chair Paul Deninger Brian Kushner

•  Appoint and recommend to the shareholders for approval the firm to be engaged as the Company’s independent auditor and be directly responsible for the compensation, retention and oversight of the independent auditor, including the resolution of disagreements between management and the independent auditor regarding financial reporting;

•  Review the results of each external audit and other matters related to the conduct of the audit and advise the Board on whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K;

•  Review with management and the independent auditors, prior to filing, the interim financial results to be included in quarterly reports on Form 10-Q;

•  Review and discuss with the independent auditors any identified critical audit matters;

•  Evaluate the independent auditor’s performance at least annually;

•  Approve all non-audit engagements with the independent auditor;

•  Review reports of the independent auditor and the chief internal auditor related to the adequacy of the Company’s internal accounting controls, disclosure processes and its procedures designed to ensure compliance with laws and regulations;

•  Consider and review, in consultation with the independent auditor and the chief internal auditor, the scope and plan for forthcoming external and internal audits;

•  Review annually the performance of the internal audit group;

•  Review management’s assessment of the effectiveness of the Company’s internal control over financial reporting;

•  Review, approve and establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or other legal, ethical, reputational or regulatory concerns;

•  Produce the annual Report of the Audit Committee included in the Proxy Statement; and

•  Oversee major financial risks and enterprise exposures and risk assessment and risk management policies.

Each member of the Audit Committee is an independent director under applicable SEC rules and NYSE listing standards and is “financially literate” under NYSE listing standards. The Board has determined that Messrs. Lazar, Deninger and Kushner each qualify as an “audit committee financial expert” under applicable SEC rules. In addition to Resideo, Mr. Lazar serves on the audit committee of three other public reporting companies. The Board has determined that Mr. Lazar’s simultaneous service on these other boards does not impair his ability to serve effectively on the Company’s Audit Committee.

COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE Sharon Wienbar, Chair Nina Richardson Andrew Teich Kareem Yusuf

•  Review and approve the corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance relative to these goals and objectives and determine and approve the CEO’s compensation level;

•  Review and approve the annual salary and other remuneration of the executive officers;

•  Periodically review the operation and structure of the Company’s compensation programs;

•  Review proposals for and determine total share usage under the Company’s equity compensation programs;

•  Oversee the Company’s plans, policies and programs related to hiring, development and retention of talent;

•  Review or take such action in connection with the bonus, stock, retirement and other benefit plans of the Company and its subsidiaries;

•  Establish and review annual stock ownership guidelines applicable to directors and senior management;

•  Review and discuss with management the Compensation Discussion and Analysis and other executive compensation disclosure included in the Proxy Statement;

•  Assist the Board in oversight of the Company’s policies and strategies relating to human capital management, including diversity, equity and inclusion;

•  Produce the annual Compensation and Human Capital Management Committee Report included in the Proxy Statement; and

•  Exercise sole authority to retain and terminate a compensation consultant, as well as to approve the consultant’s fees and other terms of engagement. See “Oversight of Compensation Consultant” on page 21 regarding the Compensation and Human Capital Management Committee’s engagement of a compensation consultant.

The Compensation and Human Capital Management Committee may form and delegate its authority to subcommittees and management, when appropriate, including delegation to the CEO to determine and approve annual incentive and long-term incentive awards for non-executive employees of the Company as prescribed by the Compensation and Human Capital Management Committee. For more information on the responsibilities and activities of the Compensation and Human Capital Management Committee, including its processes for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 38.

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COMMITTEE	RESPONSIBILITIES

NOMINATING AND GOVERNANCE COMMITTEE Nina Richardson, Chair Cynthia Hostetler Andrew Teich Sharon Wienbar

•  Make recommendations to the Board concerning size, composition and organization of the Board, qualifications and criteria for election to the Board, nominees to be proposed by the Company for election to the Board, retirement from the Board, whether to accept any resignation tendered by a director and Board Committee assignments;

•  Actively seek individuals qualified to become Board members and recommend them to the full Board for consideration, including evaluating all potential candidates, including those suggested or nominated by third parties;

•  Consider director candidates holistically to ensure a diversity of perspectives, taking into consideration factors such as skills, experience, gender, ethnicity, race, nationality and age;

•  Make recommendations to the Board on the disclosures in the Proxy Statement on director independence, governance and director nomination matters;

•  Oversee the Company’s new director orientation program and continuing education program for incumbent directors;

•  Review and reassess the adequacy of the Company’s Corporate Governance Guidelines;

•  Oversee and report to the Board on the Company’s compliance with its programs relating to the Code of Business Conduct;

•  Oversee and report to the Board on the Company’s role as a responsible corporate citizen, including its ESG programs; and

•  Oversee the annual performance review of the Board and its Committees.

FINANCE COMMITTEE Paul Deninger, Chair Roger Fradin Cynthia Hostetler Brian Kushner

•  Review matters related to the Company’s capital structure and allocation, financial condition, leverage and financial strategies, interest rate risk, expense management, strategic investments and dispositions such as significant mergers, acquisitions, divestitures, joint ventures, real estate purchases and other debt and equity investments;

•  Consider, review and recommend to the Board any Company dividend and share repurchase policies and programs;

•  Approve the Company’s derivatives and hedging policies and strategies for managing interest rate and foreign exchange rate exposure;

•  Review the Company’s investment policies and practices, credit ratings and ratings strategy;

•  Review the Company’s investor relations strategy; and

•  Review the types of information to be disclosed in connection with earnings releases and earnings guidance provided to analysts and rating agencies.

INNOVATION AND TECHNOLOGY COMMITTEE Andrew Teich, Chair Paul Deninger Roger Fradin Brian Kushner Jack Lazar Kareem Yusuf

•  Facilitate the Board’s oversight, review, discussion and understanding of the Company’s major technology and innovation strategies and plans in the following key areas:

–  investments in technology and software;

–  development and execution of technology strategies;

–  overall strategy, effectiveness and risk profile of its product technology and software cybersecurity programs;

–  technology trends with significant impacts on the Company’s business; and

–  research and development operations.

Compensation and Human Capital Management Committee Matters

Compensation and Human Capital Management Committee Interlocks and Insider Participation

No current member of the Compensation and Human Capital Management Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Compensation and Human Capital Management Committee or Board.

Oversight of Compensation Consultant

The Compensation and Human Capital Management Committee has sole authority to retain a compensation consultant to assist the Compensation and Human Capital Management Committee in the evaluation of director, CEO or senior management compensation, but only after considering all factors relevant to the consultant’s independence from management. In addition, the Compensation and Human Capital Management Committee is directly responsible for approving the consultant’s compensation, evaluating its performance and terminating its engagement.

2022 PROXY STATEMENT | 21

The Compensation and Human Capital Management Committee has retained Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant to assist the Compensation and Human Capital Management Committee with the design of our executive compensation programs as well as to provide objective advice on compensation practices and the competitive landscape for the compensation of Resideo’s executive officers. FW Cook reports to the Compensation and Human Capital Management Committee, has direct access to Compensation and Human Capital Management Committee members, interacts with Resideo management when necessary and appropriate and attends Compensation and Human Capital Management Committee meetings either in person or by telephone. FW Cook provides services only to the Compensation and Human Capital Management Committee as an independent consultant and does not have any other consulting engagements with, or provide any other services to, Resideo, other than assisting Resideo’s human resources department by providing and reviewing market data. The independence of FW Cook has been assessed according to factors stipulated by the SEC and the Compensation and Human Capital Management Committee concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation and Human Capital Management Committee.

FW Cook compiles information and provides advice regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of Resideo and its peer group (see page 40 for further details regarding the compensation peer group) and analyzes the relative performance of Resideo and the compensation peer group with respect to the financial metrics generally used in the programs. FW Cook also provides information regarding emerging trends and best practices in executive compensation.

Compensation Input from Senior Management

The Compensation and Human Capital Management Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the executive officers. As part of Resideo’s annual planning process, the CEO, CFO, and Chief Human Resources Officer develop targets for Resideo’s incentive compensation programs and present them to the Compensation and Human Capital Management Committee. These targets are reviewed by the Compensation and Human Capital Management Committee to ensure alignment with our strategic and annual operating plans, taking into account the targeted year-over-year and multi-year improvements as well as identified opportunities and risks. The CEO does not provide recommendations on his own compensation. Unless otherwise set by negotiated offer terms, the CEO recommends base salary adjustments and cash and equity incentive award levels for Resideo’s other executive officers. The recommendations of the CEO are based on performance appraisals together with a review of supplemental performance measures and prior compensation levels relative to performance. The CEO presents to the Compensation and Human Capital Management Committee and the full Board his evaluation of each executive officer’s contribution and performance over the past year, strengths and development needs and actions and presents to the full Board succession plans for each of the executive officers.

The Board’s Role in Risk Oversight

The Board is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) Resideo’s risk profile and exposures. It is management’s responsibility to manage risk as overseen and assessed by the Board. The Board receives regular updates on risk exposures and there is open communication between management and the directors. The Company has established processes to report and monitor for material risks applicable to the Company. The Board oversees these reporting processes and will review annually Resideo’s enterprise risk management programs.

The Board as a whole has responsibility for risk oversight, including succession planning relating to the CEO and risks relating to the competitive landscape, cybersecurity, strategy, business conditions and capital requirements of the Company. The Committees of the Board also oversee Resideo’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the Committees regarding risk oversight in their areas of responsibility.

The Audit Committee discusses the Company’s risk profile, risk management, and exposure (and Resideo’s policies relating to the same) with management, the internal auditors and the independent auditors. Such discussions include the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee is also charged with oversight of Resideo’s Integrity &

22 | 2022 PROXY STATEMENT

Compliance program and risks relating to enterprise-wide cybersecurity, including review of the state of the Company’s cybersecurity program, emerging cybersecurity developments and threats and the Company’s strategy to mitigate cybersecurity risks.

The Compensation and Human Capital Management Committee considers risks related to the attraction and retention of talent and the design of compensation programs and incentive arrangements. The Compensation and Human Capital Management Committee periodically undertakes a review of Resideo’s incentive structure to avoid encouraging material risk taking through financial incentives.

The Nominating and Governance Committee considers risks related to the Company’s reputation, environmental and sustainability matters, health and safety issues, equal employment opportunity, anti-harassment matters and community/government relations. The Nominating and Governance Committee also oversees succession planning for the Board and the appropriate assignment of directors to the Board Committees for risk oversight and other areas of responsibilities.

The Finance Committee considers risks related to the Company’s capital structure, capital allocation decisions, financial condition, leverage and financial strategies, interest rate risk, expense management and strategic investments and dispositions.

The Innovation and Technology Committee considers risks related to the Company’s overall technology and innovation strategies and its product technology and software cybersecurity program.

Enterprise Risk Management Program

As a part of its overall risk management strategy, the Company has implemented an Enterprise Risk Management (“ERM”) program to identify and monitor key risks. The ERM program is designed to identify, assess, and monitor management of key risks that are aligned with the Company’s strategic and business objectives. The ERM program is overseen and governed by the Audit Committee and managed by members of senior management. Working with the ERM program management team, the Board and the Audit Committee regularly assess the overall risks applicable to the Company, its businesses and functions as well as management action plans to mitigate or minimize the risks identified, providing the Audit Committee and the full Board with visibility into the risks that impact us and the plans to mitigate them.

Nominating Board Candidates – Procedures and Qualifications

Minimum Qualifications for Director Nominees and Board Member Attributes

Board Composition, Characteristics and Skills

Collectively, the Board must be capable of effectively overseeing risk management, capital allocation and leadership succession. In addition, the composition of the Board, as well as the perspective and skills of its individual members, needs to align with the Company’s growth and commercial strategy. Board composition and the members’ perspectives and skills should evolve at an appropriate pace to meet the challenges of the Company’s changing commercial and strategic goals. The identification and evaluation of director candidates is an essential part of this process.

The Nominating and Governance Committee has primary responsibility for reviewing with the Board, on an annual basis, the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of director independence, procedures for shareholder suggestion or nomination of candidates for the Board and any requirements of applicable law or listing rules.

The Nominating and Governance Committee considers diversity in the context of the Board as a whole and takes into account the skills, experience, gender, ethnicity, race, nationality and age of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives. The Board believes that increased heterogeneity leads to better governance. The Nominating and Governance Committee is dedicated to actively seeking to recruit director candidates with diverse characteristics, experiences and attributes who satisfy the Board’s nomination criteria and will contribute to the collaborative culture of the Board.

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Identifying and Recruiting New Members of the Board

In the recruiting of potential new members for the Board, the Nominating and Governance Committee, through discussions with the Chairman, Lead Independent Director, CEO and other Board members, identifies specific skill sets, experience and knowledge important for new Board members and prioritizes the same in accordance with the procedures set forth in the Nominating and Governance Committee Charter, the Company’s Corporate Governance Guidelines, organizational documents and applicable law. Potential candidates meeting these criteria are then identified either by professional recruiting agencies, reputation or existing Board members. Candidates are interviewed by the Chairman, CEO, Chair of the Nominating and Governance Committee, and other members of the Board, as appropriate, to ensure that candidates not only possess the requisite skills and characteristics but also the personality, leadership traits, work ethic and independence to effectively contribute as a member of the Board. The Nominating and Governance Committee also considers diversity of perspective including experience, skills, gender, ethnicity, race, nationality and age. On successful completion of this process, the Nominating and Governance Committee recommends the proposed candidate to the Board and the Board may nominate the successful candidate for election to the Board at the annual meeting of shareholders or such other time as the Board determines appropriate.

The Nominating and Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and has sole authority to approve the search firm’s fees and other retention terms. Search firms retained by the Nominating and Governance Committee are provided guidance as to the particular experience, skills or other characteristics that the Board is then seeking. The Nominating and Governance Committee has retained third-party search firms to identify potential director candidates and directed the firms to ensure that the pool of candidates included diverse candidates. The Nominating and Governance Committee may also retain other external advisors, including for the purposes of performing background reviews of potential candidates.

Resideo’s current Board members were either identified through a nationally recognized search firm or were recommended by an existing member of the Board.

General Criteria

In addition to the specific criteria and priorities developed collectively, director candidates are considered by the Nominating and Governance Committee in light of a range of more general criteria:

•	Exemplification of the highest standards of personal and professional integrity

•	Experience and industry background that align with the Company’s strategic and business objectives

•	Potential contribution to the composition, diversity and culture of the Board

•	Age, educational background and relative skills and characteristics

•	Ability and willingness to constructively challenge management through active participation in Board and Committee meetings and to otherwise devote sufficient time to Board duties

Shareholder Recommendations for Director Nominees

Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to Resideo Technologies, Inc., Nominating and Governance Committee, 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Corporate Secretary. The written submission should comply with all requirements set forth in the Company’s Certificate of Incorporation and By-Laws. The Nominating and Governance Committee will consider all candidates recommended by shareholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and Board member attributes.

Advance Notice Director Nominations

Resideo’s By-Laws provide that any shareholder entitled to vote at an annual meeting of shareholders may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. To be timely, the shareholder must provide written notice of the shareholder’s intent to make such a nomination or nominations to Resideo’s Corporate Secretary not less than 90 days nor more than 120 days prior

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to the first anniversary date of the immediately preceding annual meeting, except as otherwise provided in our By-Laws. The notice must contain all of the information required in our By-Laws. Any such notice must be sent to Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Corporate Secretary. For the 2023 annual meeting of shareholders, such notice must be delivered to the Corporate Secretary no earlier than February 8, 2023 and no later than March 10, 2023.

Proxy Access Director Nominations

In addition to advance notice procedures, our By-Laws also include provisions permitting, subject to certain terms and conditions set forth therein, shareholders who have maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office who will be included in our annual meeting proxy statement. Shareholders who wish to nominate a proxy access candidate must follow the procedures described in our By-Laws. Proxy access candidates and the shareholder nominators meeting the qualifications and requirements set forth in our By-Laws will be included in the Company’s proxy statement and ballot. To be timely, a shareholder’s proxy access notice must be delivered to our principal executive offices, Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Corporate Secretary, no less than 120 days and no more than 150 days prior to the first anniversary date that we commenced mailing of our definitive proxy statement (as stated in such proxy statement) for the immediately preceding annual meeting, except as otherwise provided in the By-Laws. For the 2023 annual meeting, such notice must be delivered to our principal executive offices no earlier than November 27, 2022 and no later than December 27, 2022.

Director Onboarding and Continuing Education

Under our Corporate Governance Guidelines, all new directors participate in an orientation program upon joining the Board. Orientation includes presentations by senior management to familiarize our new directors with Resideo’s strategic plans, financial statements and key issues, policies and practices and materials pertaining to the Board, its Committees, corporate governance policies and practices and the Company’s businesses, functions, initiatives and processes. Board members may attend, at the Company’s expense, seminars, conferences and other continuing education programs designed for directors of public companies.

Board Meetings and Attendance

The Board met seven times in 2021. Each director attended at least 75% of the meetings of the Board and Committees on which the director served. Though we have no specific policy regarding director attendance at annual meetings of shareholders, our directors are expected to attend. All of the then-serving directors attended our 2021 annual meeting of shareholders.

Board and Committee Evaluations

As part of the Board’s commitment to good governance, the Board conducts an annual process to assess the effectiveness of the full Board and the operations of its Committees. The Nominating and Governance Committee will oversee the evaluation of the Board as a whole and its Committees and solicit feedback from directors as to whether the Board is continuing to evolve and to be refreshed in a manner that serves our business and strategic needs. After distribution of the self-evaluation materials to directors, the Nominating and Governance Committee will receive comments from all directors and report to the Board, identifying areas for improvement in the performance of the Board and its Committees. The Nominating and Governance Committee retained an external third party to facilitate the evaluation process in 2020 and 2021.

The Nominating and Governance Committee will annually review the scope and content of the self-evaluation to ensure it is contemporary, appropriate for the needs of the Company and that actionable feedback is solicited on the operation and effectiveness of the Board and its Committees.

Before recommending the re-nomination of a slate of incumbent directors for an additional term, the Nominating and Governance Committee will evaluate whether incumbent directors possess the requisite skills and

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perspective, both individually and collectively, to continue to serve our business and strategic needs. This assessment will include members’ qualification as independent, strength of character, judgment and ability to devote sufficient time to attendance at, and preparation for, Board meetings.

Non-Employee Director Compensation

Director Compensation

Our Compensation and Human Capital Management Committee, with assistance from its independent compensation consultant, periodically reviews and makes recommendations to our Board regarding the form and amount of compensation for non-employee directors. Directors who are also our employees receive no compensation for service on our Board.

We believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and shareholders.

In March 2021, the Compensation and Human Capital Management Committee reviewed market data on director compensation among the Company’s peer group, recognizing that the Company’s annual director compensation levels have remained flat since 2018. Based on its review and conclusion that total director compensation was below the peer median, the committee recommended, and the Board approved, three changes to director compensation:

•	An increase to the annual equity compensation from $120,000 to $130,000 effective with the awards to be made in connection with the 2021 Annual Meeting of Shareholders;

•	An increase in the annual cash retainer for the Chair of the Nominating and Governance Committee from $10,000 to $15,000 effective April 1, 2021; and

•	An increase in the annual cash retainer for the Chair of the Compensation & Human Capital Management Committee from $15,000 to $20,000 effective April 1, 2021.

The table below outlines the current annual compensation program for our non-employee directors.

Board of Directors Annual Cash Compensation		Annual Retainer ($)

Member of the Board of Directors		90,000

Chairman of Board—Additional Cash Retainer		175,000

Lead Director—Additional Cash Retainer		25,000

Board Committee Membership—Additional Cash Retainers:	Chair*		Member

Audit Committee	25,000		10,000

Compensation and Human Capital Management Committee	20,000		7,500

Nominating and Governance Committee	15,000		5,000

Finance Committee	10,000		5,000

Innovation and Technology Committee	10,000		5,000
* Committee Chair retainers include the member retainer fees.

Board of Directors Annual Equity Compensation		Annual Retainer ($)

Annual Restricted Stock Units (“RSUs”)		130,000

Cash elements are paid in quarterly installments in arrears and pro-rated if necessary, including for changes in Committee service or for partial years of service. The RSUs are granted on the date of each Annual Meeting of Shareholders and generally vest on the earliest of the first anniversary of the date of grant, the director’s death or disability, or removal from the Board coincident with the occurrence of a change in control. Directors who join the Board between Annual Meetings generally receive a pro-rated RSU grant. We do not separately compensate our directors for attending Board or Committee meetings.

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Director Deferred Compensation Plan

In September 2019, the Compensation and Human Capital Management Committee approved the adoption of the Resideo Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”). This plan encourages our directors to hold a portion of their compensation in the form of equity or deferred cash, which can only be monetized at the end of their tenure on the Board or in other limited circumstances. At the same time, the Compensation and Human Capital Management Committee also permitted non-employee directors to defer their annual equity award in accordance with the terms of our 2018 Stock Plan for Non-Employee Directors of Resideo Technologies, Inc. (the “Director Stock Plan”).

Prior to the first day of each calendar year beginning on or after January 1, 2020, each non-employee director may (i) elect to convert all of his or her annual cash retainer fees as well as any annual committee and chair fees other than reimbursements otherwise payable to him or her by the Company into deferred stock units or deferred cash pursuant to the Director Deferred Compensation Plan, and (ii) elect to defer payment of his or her annual equity grant of restricted stock units once the award has vested in accordance with its terms and conditions. Each deferred stock unit under the Director Deferred Compensation Plan and each vested restricted stock unit that a non-employee director has elected to defer under the terms of the Director Stock Plan represents the right to receive one share of our common stock generally on the first day of the seventh calendar month following the date the non-employee director incurs a separation of service from us.

Other Benefits: Non-employee directors are also provided with $350,000 in business travel accident insurance.

Director Compensation for 2021

In 2021, each non-employee director received his or her annual cash retainer amount in addition to the annual equity retainer award of RSUs with a grant date fair value of approximately $130,000. Annual equity retainers generally vest with respect to 100% of the RSUs awarded on the first anniversary of the grant date, subject to continued service on the Board. Each of our non-employee directors has the ability to elect to defer all of his or her annual cash retainer as well as his or her annual equity retainer award pursuant to the terms of our Director Deferred Compensation Plan and Director Stock Plan, respectively, as discussed above. The table below reflects the 2021 compensation paid to our non-employee directors.

Director Name	Fees Earned or Paid in Cash (1)($)	Stock Awards (2)($)	Total ($)

Roger Fradin	341,250	129,996	471,246

Paul Deninger	137,500	129,996	267,496

Cynthia Hostetler	102,951	129,996	232,947

Brian Kushner	134,221	129,996	264,217

Jack Lazar	144,221	129,996	274,217

Nina Richardson	134,221	129,996	264,217

Andrew Teich(3)	256,322	129,996	248,838

Sharon Wienbar	135,000	129,996	264,996

Kareem Yusuf(4)	54,272	157,926	212,198

(1)

In January 2021, the members of the Resideo Board of Directors received a payment that was approximately equal to the amount of first quarter 2020 annual retainer fees that they had elected to forego in April 2020, in support of the Company’s cost cutting initiatives in response to the COVID-19 pandemic. The Company elected to make this payment following an assessment of the 2020 fiscal year business results.

(2)

The stock award values set forth in the above 2021 Director Compensation Table represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Annual equity retainer awards in the form of RSUs totaling 4,070 shares were made to non-employee directors on June 9, 2021 with a fair value of $31.94 per share.

(3)

Included in the Fees Earned or Paid in Cash for Mr. Teich are $137,480 in cash retainers which Mr. Teich elected to defer as deferred share units (DSU). These DSUs are fully vested when granted but will not be distributed to Mr. Teich until he leaves the Resideo Board in accordance with the provisions of the Director Deferred Compensation Plan.

(4)	Mr. Yusuf also received an RSU award for 940 shares with a fair value of $29.713 per share upon joining the Resideo Board on March 15, 2021. This award vested in full on June 8,2021.

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A more detailed discussion of the assumptions used in the valuation of stock awards made in fiscal year 2021 may be found in Note 5 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2021.

Director Name	Outstanding Equity Awards as of 12/31/2021 (#)

Roger Fradin	9,649

Paul Deninger	9,649

Cynthia Hostetler	16,242

Brian Kushner	4,070

Jack Lazar	21,821

Nina Richardson	21,821

Andrew Teich	13,335

Sharon Wienbar	9,649

Kareem Yusuf	4,070

Stock Ownership Guideline for Non-Employee Directors

To further align the interests of directors with the long-term interests of our shareholders, non-employee directors are required to own, until their separation from service from the Board, at least five times the value of their annual cash retainer, or $450,000, in our common stock by the fifth anniversary of their appointment to the Board. For purposes of the guidelines, share ownership includes shares of Resideo common stock, restricted stock units and deferred stock units. Accordingly, the guidelines align our directors’ economic interests in the performance of the Company with those of our shareholders.

As of December 31, 2021, all directors, except Mr. Yusuf who joined the Board in 2021, have met the minimum stock ownership required under our stock ownership guidelines.

Other Executive Officers

In addition to Mr. Geldmacher, whose biographical information is included above, the following is a list of individuals serving as executive officers of Resideo as of the date of this Proxy Statement. All of Resideo’s executive officers have been appointed by the Board and serve at the discretion of the Board and CEO. There are no family relationships among any of our executive officers.

NAME, AGE, YEAR FIRST APPOINTED AN EXECUTIVE OFFICER	POSITION	BUSINESS EXPERIENCE

Robert Aarnes, 52, 2018	President, ADI Global Distribution	Prior to joining the Company, Mr. Aarnes served as president of Honeywell’s ADI Global Distribution business since January 2017. Mr. Aarnes served as vice president and general manager of Honeywell’s ADI North America business from November 2014 to January 2017. Mr. Aarnes served as vice president of operations of Honeywell’s ADI North America business from January 2013 to November 2014. Prior to joining Honeywell, Mr. Aarnes served as president and chief executive officer of GUNNAR Optiks, LLC, a company that specializes in developing and manufacturing digital eyewear, from September 2008 to November 2012. Mr. Aarnes received his bachelor’s degree in political science from the United States Naval Academy and his MBA in management from San Diego State University.

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NAME, AGE, YEAR FIRST APPOINTED AN EXECUTIVE OFFICER	POSITION	BUSINESS EXPERIENCE

Dana Huth, 60, 2021	Executive Vice President, Chief Revenue Officer	Prior to joining the Company, Mr. Huth served as executive vice president and chief revenue officer of Advanced Energy, a multinational technology company from 2019 to 2021. Prior to that, Mr. Huth served as president of Artesyn Embedded Power, a power supply company, during 2019 until it was acquired by Advanced Energy later that year. Before leading Embedded Power, Mr. Huth served as president of consumer business and global sales at Artesyn Embedded Technologies from 2014 to 2019, and as president of global sales, key accounts and distribution at Emerson Embedded Power from 2008 to 2014. At Motorola, Mr. Huth held senior management positions from 2004 to 2008, including vice President of worldwide sales and market development, vice president of global accounts, and vice president of sales for the Asia Pacific region and Japan. Mr. Huth also spent more than 19 years with Avnet, Inc., one of the world’s largest value-added distributors and systems integrators of electronic components, computer products, and embedded technology.

Stephen Kelly, 54, 2018	Executive Vice President and Chief Human Resources Officer	Prior to joining the Company, Mr. Kelly served as vice president of Human Resources and Communications for Honeywell’s aerospace business from 2014 to 2018. Mr. Kelly was the vice president of Corporate Human Resources, Organizational Development & Learning at Honeywell from 2013 to 2014. Mr. Kelly joined Honeywell in 2008 and has served in various human resources leadership positions for Honeywell’s aerospace business. He was vice president of Human Resources for Honeywell’s aerospace business’s commercial segment in 2013. Previously, Mr. Kelly was vice president of Human Resources for Honeywell’s Aerospace Defense & Space unit from 2011 to 2013. He was vice president of Human Resources for Honeywell’s aerospace Engineering & Marketing unit from 2008 to 2011. Prior to joining Honeywell, Mr. Kelly was vice president of Human Resources for the Dental business at Danaher Corporation, a global science and technology innovator, from 2007 to 2008. Mr. Kelly was Vice President of the EMEA region and global head of staffing and talent management of the Industrial Technologies business at Danaher from 2005 to 2007. Prior to joining Danaher, Mr. Kelly was the head of Human Resources for BHA Group, Inc., a leading global supplier of replacement parts and services for industrial air pollution control systems. Mr. Kelly received his bachelor’s degree in personnel administration from the University of Kansas and a master’s degree in organizational development from Ottawa University.

Jeannine Lane, 61, 2018	Executive Vice President, General Counsel and Corporate Secretary	Prior to joining the Company, Ms. Lane was the Vice President and General Counsel of Honeywell Homes since January 2018. She was the Vice President and General Counsel of Honeywell Security and Fire from 2015 to 2017, Honeywell Fire Business and Honeywell Safety Business from 2014 to 2015, Honeywell Life Safety Business from 2013 to 2014 and Honeywell Security from 2004 to 2013. Prior to Honeywell, Ms. Lane served as the Vice President and General Counsel of Prestone Products Corporation, an automotive consumer car care company. Ms. Lane holds a bachelor’s degree in political science from SUNY University at Albany and a Doctorate of Law from Albany Law School.

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NAME, AGE, YEAR FIRST APPOINTED AN EXECUTIVE OFFICER	POSITION	BUSINESS EXPERIENCE

Travis Merrill, 46, 2020	Executive Vice President, Chief Strategy & Commercial Officer	Prior to joining the Company, Mr. Merrill served as president of the Commercial Business Unit and chief marketing officer at FLIR Systems, Inc., an industrial technology company focused on intelligent sensing solutions, from 2014 until 2020. He was employed by Samsung Electronics from 2006 until 2014 where he most recently served as vice president of Samsung’s U.S. tablet business. Mr. Merrill began his career in the telecommunications industry with posts at CenturyLink and Covad Communications. Mr. Merrill received his bachelor’s degree in English at Wabash College, master’s of science degree in telecommunications from the University of Colorado and an MBA from the Harvard Business School.

Phillip Theodore, 54, 2020	President, Products & Solutions	Mr. Theodore is the founder and managing director of Ironhawk Advisory Group, a boutique investment advisory service firm, and has served in these positions since May 2008, and continues to serve as managing director. Prior to joining the Company, Mr. Theodore served as interim chief executive officer of the Consumer Division of Artesyn Embedded Technologies, a power supply company, from 2019 to 2020. From 2017 to 2019, Mr. Theodore was chief financial officer and acting chief operating officer of Artesyn’s Asia Pacific operations. From 2015 to 2017, Mr. Theodore was general manager of the healthcare services division of Transworld Systems, Inc., a provider of ARM financial services to the government, education, healthcare and commercial business segments. Prior to joining Transworld Systems, Mr. Theodore held various executive financial and operational leadership roles at global manufacturing and distribution companies. Mr. Theodore received his bachelor’s degree in accounting from Saint John Fisher College and an MBA from Owen Graduate School of Management at Vanderbilt University.

Anthony L. Trunzo, 59, 2020	Executive Vice President, Chief Financial Officer	Mr. Trunzo most recently served as managing director at Gryphon Investors, a private equity firm, since October 2019, and he was an independent consultant advising private equity firms from January 2017 to October 2019. From April 2015 to November 2016, Mr. Trunzo was executive vice president and CFO of FEI Company, a microscope technology company, before it was acquired by ThermoFisher Scientific in September 2016. Prior to that, he served in leadership roles at FLIR Systems, Inc., an industrial technology company focused on intelligent sensing solutions, including as senior vice president and CFO from 2010 to 2015, and as senior vice president, Corporate Strategy and Development from 2003 to 2010. Earlier in his career, Mr. Trunzo worked in various capacities at Bank of America Securities and PNC Bank. Mr. Trunzo received his bachelor’s degree in economics from the Catholic University of America and an MBA from the University of Pittsburgh. Mr. Trunzo has also completed Harvard Business School’s Advanced Management Program.

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Investing in Our Purpose

Our Board of Directors and the Company’s committees play a key role in oversight of the Company’s Environmental, Social and Governance (ESG) efforts. Our Nominating and Governance Committee oversees and reports to the Board on the Company’s role as a responsible corporate citizen, including its ESG programs. Our Compensation and Human Capital Management Committee oversees the Company’s plans, policies and programs relating to hiring, development and retention of talent, and assists the Board in oversight of the Company’s policies relating to human capital management, including diversity, equity and inclusion (DEI). Our external and internal viewpoints are aligned: we hold ourselves accountable to our people, our communities, the planet, and our brand.

We entered 2021 with strong foundational ESG capabilities and concluded the year with significant accomplishments and a new strategic direction for our ESG program. We engaged a third party to evaluate current state ESG efforts and conduct gap and materiality assessments. The process included interviews with key internal and external stakeholders and benchmarking our efforts against peers. Direct findings from our materiality assessment have focused our initial efforts around climate change risk, data governance and human capital management/DEI. In an effort to leverage this work and resource this effort, we scoped and filled two essential ESG roles—Vice President of ESG company-wide and Manager of Global Sustainability for our Products & Solutions business. Going forward, we anticipate that many of our Key Performance Indicators will embed our ESG targets and objectives.

A more focused and directed ESG structure reflective of our maturing internal viewpoint.

A key result of our external ESG review is our newly established ESG structure, which outlines those ESG areas that are material to Resideo and will drive our global operating goals in 2022 and beyond. The elements of this new policy include Innovate, Reduce, Commit, Impact, and Trust.

From a strategy perspective, we will integrate ESG efforts across our product offerings and commercial markets, our development, retention and recruitment of our workforce, and the policies and programs that secure our brand and support our employees and customers. We will continue with our efforts towards alignment with critical frameworks including the Sustainability Accounting Standards Board (“SASB”), and to also meet market expectations around our impact.

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Innovate

Our Innovate capstone is focused on driving sustainable offerings for water, air, energy, and security for our consumers’ homes and buildings. Our key focus areas include design for sustainability (product benefits), packaging, product safety, and quality. Internally, we are identifying what makes our products and solutions sustainable and how we can leverage these insights to create new offerings. We are working to instill sustainability in the mindset of each function, from the procurement of raw materials to the certifications and standards of products and solutions that the marketplace now demands and our customers expect.

Our future state further contemplates end-of-life product management. We received the first EcoLogo certification for a connected thermostat in the market. This thermostat has 33% post-consumer recycled content and 93% of its packaging from wood-fiber is derived from sustainably managed forest and/or recycled content. Key processes are evolving as well, including new product development, where we are meaningfully embracing ESG in the design of our products.

Reduce

A key pillar of the ESG structure is set to reduce our environmental impact in our own Resideo home. Strategic focus areas include climate change risk, energy and GHG emissions in the supply chain, waste management, and water management. Our global operating footprint targets a 20% reduction in energy usage, hazardous waste, water consumption, and GHG Scope 1 and Scope 2 emissions by 2025 over our 2019 baseline, and has a goal of improving our waste diversion rates over the same horizon.

Measurement	Units	2021	Savings versus 2019 baseline

Energy Consumption	BBTU	583.35	17.4%

Equivalent Greenhouse Gas Emissions	MT CO2e	61,077.99	20.2%

Water Consumption	M3	515,496.41	39.3%

Hazardous Waste Generation	Million Kg	0.78	3.9%

Normalized by revenue

Key accomplishments include:

•	First ISO-50001 facility certification in our factory at Nagykanizsa, Hungary;

•	Nagykanizsa, Hungary plant received the Energy Efficiency Company award from the Hungarian Government for its energy savings via use of solar panels;

•	Successful ISO 140001 recertification of our Tianjin, China, Newhouse, Scotland and Lotte, Germany manufacturing facilities;

•	Waste diversion rate has increased by 2.44% over our 2019 baseline across our operations footprint; and

•	Newly built Dallas, Texas distribution center specified LED lighting and industry leading insulation for both energy savings and employee comfort.

Commit

We are committed to an equitable, safe and nurturing work environment. Strategic focus areas include diversity, equity and inclusion, employee health and safety, and talent development. Key initiatives include:

•	In 2022, we filled our newly created role of Vice President of Diversity, Equity and Inclusion, demonstrating our commitment in this area.

•

Expanding our six Employee Resource Groups (“ERGs”) to over 800 engaged employees. These ERGs include Women@Resideo, Black@Resideo, Pride@Resideo, Latinos@Resideo, Veterans@Resideo and disAbilities@Resideo.

•	Expanding our outreach efforts to identify diverse candidates, including launch of our partnerships with Society of Women in Engineering and National Society of Black Engineers.

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•	Launching our whole person wellness programs to highlight all the ways we value and invest in our employees.

•

Introducing a new mentorship platform, allowing employees the opportunity to seek out a Resideo internal mentor who has expertise in the skills or goal areas they are seeking to develop. The program has been well received with over 350 participants.

•	Empowering employees to own their careers through an interactive Career Navigator program that takes them on a journey of self-discovery, thoughtful planning, and action-oriented growth.

Additional information regarding our employee programs, including health and safety data, can be found in the Human Capital section of the Company’s Form 10-K.

Impact

We improve the future of organizations, partners, and individuals by driving positive impact in our community.

•	Continued partnership with Habitat for Humanity International including a $500,000 donation of cash, product and a cause marketing campaign.

•	Partnered with Band of Builders, a small UK-based non-profit that supports the physical and mental well-being of the trade installers.

•

Served as a sponsor of Building Talent Foundation (“BTF”) and in 2021 jointly chaired with BTF an HVAC Industry Education Council made up of HVAC employers, technical colleges and other manufacturers to identify the skills needed to secure a job and progress in the field and map educational and credential requirements needed for students to be successful.

•

Established a partnership with Minneapolis Community & Technical College (“MC&T”) to help empower the next generation of professional contractors. Resideo’s training team is also assisting MC&T faculty with curriculum development.

•	Donated $100,000 to Direct Relief, a nonprofit humanitarian organization on the front lines of the COVID-19 response.

•	Continued our support for Mission 500, a non-profit organization that engages security professionals to assist families in crisis across the U.S.

Trust

One of the Company’s key ESG elements is to drive a foundation of trust in the market through fair and ethical behavior. Our Code of Business Conduct and related policies, which apply to our directors, officers and employees, set the standards to ensure we operate ethically and in compliance with all laws. Our Supplier Code of Conduct imposes similar requirements on our vendors, including with respect to conflict minerals laws. Our privacy by design framework, together with our data governance council, helps us manage and use customer data in a responsible and transparent manner. Going forward, our strategic focus will include expansion of our supplier due diligence efforts.

ESG reporting

We expect to publish our inaugural corporate ESG report by the end of 2022. This report will broadly serve to support our new ESG structure with more detail around our platforms designed to address known concerns as they relate to climate change and to help ensure the success and well- being of our stakeholders. We intend to align these platforms around key frameworks to provide for a meaningful consideration of our work in these critical arenas.

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Related Party Transactions

Certain Transactions with Related Parties

Our ADI Global Distribution business (“ADI”) previously leased its administrative office building in Melville, New York at a rent of approximately $1,100,000 per year and reimbursement of certain real estate taxes and insurance premiums paid on the property. ADI vacated the property in December 2021 and exercised its right to terminate the lease effective February 2022 for a termination fee of $150,000. After ADI entered into this lease, the property was acquired by a partnership known as “New Island Holdings.” Other than the recent exercise of the right to terminate early, there have been no material amendments to the lease since the property was acquired by New Island Holdings. Mr. Fradin, the Chairman of our Board, is a limited partner in New Island Holdings, holding a 12% ownership interest. The value of the aggregate payments allocable to Mr. Fradin’s share of New Island Holdings from January 1, 2017 through the expiration of the lease in February 2022 is approximately $720,000. The limited partners of New Island Holdings receive distributions based on total lease payments generated from the portfolio of buildings that the partnership owns, less applicable mortgage and other expenses.

Review, Approval and Ratification of Transactions with Related Parties

The Company has a written Policy Concerning Related Party Transactions (the “Policy”) regarding the review and approval or ratification of transactions between the Company and related parties. The Policy applies to any transaction in which Resideo or its subsidiary is a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party means any director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities and any immediate family member of any such persons.

Under the Policy, reviews are conducted by management to determine which transactions or relationships should be referred to the Audit Committee for consideration. The Audit Committee then reviews the material facts and circumstances regarding a transaction and determines whether or not the transaction is fair and reasonable and consistent with the Policy. Under the Policy, any related party transaction must be submitted for prior approval where reasonably possible or, if not approved in advance, submitted for ratification. The Policy is in addition to the provisions addressing conflicts of interest in our Code of Business Conduct and any similar policies regarding conflicts of interest adopted by the Board. Our directors, executive officers and all other employees are expected to comply with the terms of the Code of Business Conduct.

34 | 2022 PROXY STATEMENT

Beneficial Ownership

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities with the SEC within specified periods. Due to the complexity of the reporting rules, the Company undertakes to file such reports on behalf of its directors and executive officers and has instituted procedures to assist them with these obligations. Based solely on a review of filings with the SEC and written representations from the Company’s directors and executive officers, the Company believes that in 2021 all of its directors and executive officers filed the required reports on a timely basis with respect to Resideo’s equity securities under Section 16(a), except that Form 4s for Mr. Teich were inadvertently filed late (i) on April 9, 2021 in connection to an acquisition of shares that occurred on April 1, 2021 and (ii) on June 11, 2021 in connection to a conversion of Restricted Stock Units into shares that occurred on June 8, 2021, and a Form 4 for Ms. Wienbar was inadvertently filed late on June 11, 2021 in connection with a conversion of Restricted Stock Units into shares that occurred on June 8, 2021.

Stock Ownership of Certain Beneficial Owners

The following shareholders reported to the SEC that they beneficially owned more than 5% of Resideo common stock as of December 31, 2021.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (#)	Percent of Class (1)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common Stock	23,795,265(2)	16.5%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	15,351,111(3)	10.63%

Boston Partners One Beacon Street, 30th Fl. Boston, MA 02108	Common Stock	7,229,559(4)	5.01%

(1)	Percentage ownership based on the Schedule 13G/A filings of BlackRock, Inc., The Vanguard Group and Boston Partners as further described below.
(2)

According to Schedule 13G filed with the SEC on January 27, 2022, BlackRock, Inc. is the beneficial owner of 23,795,265 shares (with sole voting power with respect to 23,331,690 shares and sole dispositive power with respect to 23,795,265 shares).

(3)

According to Schedule 13G filed with the SEC on February 10, 2022, The Vanguard Group is the beneficial owner of 15,351,111 shares (with sole voting power with respect to 0 shares, shared voting power with respect to 144,825 shares, sole dispositive power with respect to 15,097,016 shares and shared dispositive power with respect to 254,095 shares).

(4)

According to a Schedule 13G filed with the SEC on February 11, 2022, Boston Partners, in its capacity as investment adviser to certain managed accounts and investment fund vehicles on behalf of investment advisory clients, is the beneficial owner of 7,229,559 shares (with sole voting power with respect to 5,890,734 shares, shared voting power with respect to 8,071 shares and sole dispositive power with respect to 7,229,559 shares).

2022 PROXY STATEMENT | 35

Stock Ownership of Directors and Executive Officers

The following table shows the ownership of Resideo common stock, as of April 11, 2022, by each director, each of the NEOs, and all directors and executive officers as a group. The address of each director and executive officer shown in the table below is c/o Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254. Executive officers and directors are subject to stock ownership guidelines. Please see the “Compensation Discussion and Analysis” for a discussion of executive stock ownership guidelines and the “Stock Ownership Guideline for Non-Employee Directors” for a discussion of non-employee stock ownership guidelines.

Name	Shares of Common Stock(2)	Rights to Acquire Shares of Common Stock(3)	Total(4)	Percentage of Class Beneficially Owned

Non-Employee Directors

Roger Fradin	198,315	4,070	202,385	*

Paul Deninger	34,252	4,070	38,322	*

Cynthia Hostetler	6,143	0	6,143	*

Brian Kushner	29,576	4,070	33,646	*

Jack Lazar	49,871	0	49,871	*

Nina Richardson	23,088	0	23,088	*

Andrew Teich	158,294	0	158,294	*

Sharon Wienbar	35,216	0	35,216	*

Kareem Yusuf	940	0	940	*

Named Executive Officers

Jay Geldmacher(1)	305,374	0	305,374	*

Anthony Trunzo	403,814	82,161	485,975	*

Robert Aarnes	220,581	192,155	412,736	*

Phillip Theodore	93,703	62,466	156,169	*

Travis Merrill	50,838	0	50,838	*

All Current Directors and Executive Officers as a Group (16 individuals)	1,952,316	527,727	2,480,043	1.7%

*	Indicates that the percentage of beneficial ownership does not exceed 1%, based on 145,372,308 shares of Company common stock outstanding as of April 11, 2022.
(1)	Mr. Geldmacher is also a director of Resideo.
(2)

This column includes shares held of record, shares held by a bank, broker or nominee for the person’s account, shares held through family trust arrangements and shares held jointly with the named individuals’ spouses. For Mr. Fradin, this column includes 8 shares held by a limited liability company owned by Mr. Fradin.

(3)

This column includes shares of Company common stock that may be acquired under employee stock options that are exercisable as of April 11, 2022 or will become exercisable within 60 days thereafter and shares subject to restricted stock units that will vest within 60 days of April 11, 2022. No non-employee directors have Company stock options.

(4)	This table does not include performance-based restricted share units or time-based stock options and restricted stock units that will not be earned and/or paid within 60 days of April 11, 2022.

36 | 2022 PROXY STATEMENT

Executive Compensation

Proposal 2: Advisory Vote to Approve Executive Compensation

We seek an annual non-binding advisory vote from our shareholders to approve the compensation of our Named Executive Officers as described in the “Compensation Discussion and Analysis” section below and the accompanying compensation tables. This vote is commonly known as “Say-on-Pay”.

We encourage you to read the “Compensation Discussion and Analysis” and accompanying compensation tables to learn more about our executive compensation programs and policies. Our Board believes that its 2021 compensation-related pay decisions and our executive compensation programs align the interests of shareholders and executives by emphasizing variable compensation tied to achieving measurable goals that drive value.

This vote is not intended to address a specific item of compensation, but rather our overall compensation policies and procedures related to the Named Executive Officers. Because the Say-on-Pay vote is advisory, it will not be binding upon our Board. However, our Board will take into account the outcome of the vote and discussions with investors when considering future executive compensation arrangements.

Our Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors unanimously recommends a vote “FOR” Proposal 2, to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as stated in the above resolution.

2022 PROXY STATEMENT | 37

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) describes the basic objectives, principles, decisions and rationale underlying our executive compensation policies and decisions made by the Compensation and Human Capital Committee of the Board (referred to as the “Committee” throughout the Executive Compensation section). The CD&A describes the material elements of the compensation of our executive officers identified below (the “Named Executive Officers” or “NEOs”) for fiscal 2021:

NAMED EXECUTIVE	POSITION(S)

Jay Geldmacher	President and Chief Executive Officer

Anthony Trunzo	Executive Vice President, Chief Financial Officer

Phillip Theodore	President, Products & Solutions

Robert Aarnes	President, ADI Global Distribution

Travis Merrill	Executive Vice President, Chief Strategy & Commercial Officer

Our Executive Compensation Philosophy and Approach

We operate in a highly competitive and rapidly evolving market. Our ability to compete and succeed in this environment depends on our ability to recruit, incentivize and retain talented individuals.

We believe we have created a compensation program for our employees, including our executives, that provides a compelling and engaging opportunity. The program offers rewards for performance and engages our participants by requiring them to focus on driving the business to generate long-term value for our shareholders. We believe this approach is building a performance-driven leadership culture. Utilizing this philosophy, our executive compensation program has been designed to:

•	Be market competitive, targeting median pay levels for total annual compensation, as defined by our peer group;

•	Create sustained increases in shareholder value through incentives designed to drive high performance;

•	Drive revenue growth, margin expansion and accelerate innovation;

•	Reward achievement of near and long-term business performance targets;

•	Make pay decisions based on an executive’s skills and responsibilities, individual performance, experience, importance to the organization, retention, affordability and internal pay equity;

•	Advance our environmental, social, and governance priorities; and

•	Deliver compensation in accordance with good governance practices that do not encourage undue risk-taking by our employees.

Our executive compensation program for 2021 utilized revenue growth, operating income, and cash flow from operations as components of our annual incentive plan. A substantial portion of our long-term incentive award is linked to relative total shareholder return that reinforces our belief that the interests of our executive team must be intricately linked to that of our shareholders. We remain committed to best practices in compensation governance for public companies, as described in more detail below, and will regularly review our executive compensation strategy to maintain alignment with our objectives.

38 | 2022 PROXY STATEMENT

Our Commitment to Compensation Best Practices

As part of our executive compensation program, the Committee is committed to regularly reviewing and considering best practices in governance in executive compensation. We maintain the following policies and practices that guide our ongoing, annual executive compensation program.

WHAT WE DO	WHAT WE DON’T DO

   Maintain robust stock ownership guidelines requiring our officers and directors to hold a significant ownership position in the Company

   Provide compensation packages heavily weighted toward equity compensation

   Tie our incentive compensation programs directly to the creation of shareholder value

   Link our annual bonus plan goals directly to our annual operating plan to drive our growth plan

   Use multiple performance metrics for our 2021 annual incentive plan and include a maximum cap on all our incentive award payouts

   Ensure a significant portion of our NEOs’ compensation is variable and based on company performance

   Retain an independent compensation consultant, selected by the Committee, to advise on competitive compensation practices

   Provide for severance benefits to our NEOs in connection with a change in control of the Company that requires a double trigger

   Require our NEOs, where permitted by law, to sign non-competition and intellectual property agreements

   Set the annual goals for our CEO with consultation and regular performance evaluations by our independent directors

   Maintain a compensation recoupment (“clawback”) policy triggered by a material restatement of the Company’s financial statements which is applicable to all our NEOs

   Evaluate and manage risk in our compensation programs

×   Allow hedging or pledging of our securities by our directors and employees, including our NEOs

×   Backdate or spring-load equity awards

×   Reprice stock options or stock appreciation rights without shareholder approval

×   Offer any compensation programs or policies which reward excessive risk-taking

×   Provide multi-year guaranteed payments to executive officers

×   Offer tax reimbursement payments or gross-ups on any severance or change in control payments

×   Provide any significant perquisites

2022 PROXY STATEMENT | 39

Peer Group and Market Data

With the assistance of our independent compensation consultant, FW Cook, the Committee selected the companies below to include in our peer group based on similar size revenue and market capitalization as well as alignment with our current profile, targeting industrial and distribution companies and internet and technology companies and focusing on the connected home. This peer group was used to support 2021 compensation decisions.

• A.O. Smith Corp. • Acuity Brands, Inc. • ADT Inc. • Alarm.com Holdings, Inc. • Allegion plc • Arlo Technologies Inc. • BlackBerry Limited • Fortune Brands Home & Sec. • Itron, Inc.	• Juniper Networks, Inc. • Lennox International Inc. • NCR Corporation • NETGEAR, Inc. • Nuance Communications • Owens Corning • Pentair plc • Watsco, Inc.

In prior years, Anixter International (“Anixter”) had been included in the Company’s peer group. However, Anixter was acquired in June 2020 by WESCO International and thus removed from the list of peers for 2021. While the Committee considers peer group information provided by its independent consultant as part of its benchmarking analysis, it may also refer to other available resources including published compensation data from surveys to fully understand competitive compensation practices in the external marketplace for executive talent.

Although the Committee uses median benchmark data to guide its compensation decisions, actual compensation levels may vary based on the Committee’s consideration of other factors described below.

Elements of Compensation

Overview

Our Committee has the primary authority to determine and approve the compensation of our NEOs. The Committee is charged with reviewing our executive compensation policies and practices annually to ensure that the total compensation paid to our NEOs is fair, reasonable, competitive to our peers and commensurate with the level of expertise and experience of our NEOs.

Our Committee reviews and approves the total amount of compensation for our NEOs and the allocation of total compensation among each of the components. The Committee’s decisions related to NEO compensation levels and mix for fiscal 2021 were determined principally on the following factors:

•	Individual and Company performance;

•	Each executive’s scope of responsibility and experience;

•	The judgment and general industry knowledge obtained through years of service with comparably-sized companies in our industry and other similar industries; and

•	Input about competitive market practices from our independent compensation consultant.

Our management team and human resources leadership worked closely with the Committee to analyze competitive market practices and effectively design and implement our executive compensation program. Our CEO regularly participates in Committee meetings and develops and provides recommendations to the Committee regarding the compensation for our NEOs (excluding himself) and the design of our incentive compensation programs. Our CEO and other NEOs are not present when their own compensation arrangements are discussed by the Committee.

40 | 2022 PROXY STATEMENT

Resideo’s 2021 Executive Compensation Program

We have designed both near- and long-term incentive (LTI) compensation packages that we believe are competitive and support the compensation objectives described above. The key elements of our compensation program for NEOs are set forth below.

BASE SALARY

•  Salaries are competitive with median market practice for the individual’s role, taking into consideration individual performance, experience, scope of role relative to market benchmarks and other factors

ANNUAL INCENTIVE PLAN

•  Our 2021 annual incentives were tied to achieving growth and profitability targets approved by the Board

•  Financial metrics for 2021 were revenue, operating income, and cash flow from operations, which represented 100% of the target incentive opportunity

LONG-TERM INCENTIVES

•  Target long-term incentive values were granted to our NEOs through two equity instruments:

•  RSUs representing fifty percent (50%) of the total LTI value, vesting annually over three years in equal, one-third installments

•  Performance share units (“PSUs”) representing fifty percent (50%) of the total LTI value, with potential payout determined based on our total shareholder return measured against the total shareholder return of the companies in the S&P 400 Industrials Index (rTSR)

The Committee approved a 2021 executive compensation program which reflects our business strategy and a strong pay-for-performance culture. Our rTSR-based PSUs will be earned based on our performance against that of the companies in the S&P 400 Industrial Index over a three-year performance period. Our RSU awards further align the interests of our NEOs with our shareholders and provide a meaningful retention vehicle.

2021 Base Salary

Our base salaries provide a competitive level of fixed compensation for our NEOs that is aligned with their role and accounts for additional factors such as their level of experience and individual performance. The Committee considers competitive fixed cash compensation to be an important foundation of a competitive total compensation program that will both retain and motivate our executives. At least annually, the Committee reviews the competitiveness of base salaries relative to external benchmarks and considers changes, as appropriate, taking into consideration market data as well as factors specific to our Company, including key elements of our compensation philosophy described above. For 2021, base salaries for NEOs were generally increased to reflect market-based increases. Upon review of external benchmarks, the base salaries for Mr. Geldmacher and Mr. Theodore were increased to align closer to the median base salary for executives in equivalent roles in the peer group and other survey data. Mr. Aarnes’ annual salary was increased to $575,000 effective December 14, 2020 to reflect the significance of Mr. Aarnes’ contributions and leadership within the Company and the ADI business. His salary was not increased further in 2021. Fiscal 2021 annual base salaries for the NEOs, including any change from the prior year, are reflected below:

Name	Title	2020 base salary	2021 base salary	Percent increase

Jay Geldmacher	President and Chief Executive Officer	$900,000	$1,000,000	11%

Anthony Trunzo	Executive Vice President, Chief Financial Officer	$585,000	$610,000	4%

Phillip Theodore	President, Products & Solutions	$475,000	$550,000	16%

Robert Aarnes(1)	President, ADI Global Distribution	$500,000	$575,000	15%

Travis Merrill(2)	EVP, Chief Strategy & Commercial Officer	$450,000	$450,000	N/	A

(1)	The increase reflected for Mr. Aarnes was effective on December 14, 2020.

(2)	Mr. Merrill was hired on December 14, 2020 and was not eligible for a salary review in 2021.

2022 PROXY STATEMENT | 41

2021 Annual Incentive Plan

The fiscal 2021 annual incentive plan provided NEOs the opportunity to earn a payout with a target set as a percent of the NEO’s base salary. The Committee set financial metrics that represented 100% of the target incentive opportunity. Under the 2021 annual incentive plan, our NEOs were eligible to receive a payout ranging from a threshold payment of 50% to a maximum of 200% of the target award allocated to the achievement of each financial metric.

In determining the financial metrics used to set performance targets for our 2021 annual incentive compensation awards, our leadership team and Committee considered, among other factors, the importance of a clear and direct link between our published financial results and awards under our annual incentive. To that end, for 2021, the Committee selected financial metrics generally calculated in accordance with GAAP as reported in the Company’s Form 10-K, consisting of reported Revenue, Operating Income, and Cash Flow from Operations. The relative weighting of each financial metric and a definition of the metric is set forth below:

Financial Metric	Weighting	Definition*

Revenue	1/3	Total value of the products and services sold to our customers net of discounts and returns from continuing operations

Operating Income	1/3	Revenue less costs of goods sold and operating expenses

Cash Flow from Operations (CFFO)	1/3	Represents cash flow from operating activities

*

The measure of Revenue and Operating Income at the business unit level is calculated consistent with the segment footnote reported in the Company’s Form 10-K. Further, the measure of CFFO at the business unit level begins with operating profits, which excludes taxes, interest, and non-operating expenses.

The annual incentive award financial metrics for our NEOs, other than Mr. Aarnes and Mr. Theodore, were based on consolidated Resideo results. The financial metrics for Mr. Aarnes’ annual incentive award were weighted 50% on the results of the ADI business, and 50% based on Resideo’s consolidated results. The financial metrics for Mr. Theodore’s annual incentive award were weighted 50% on the results of the Products & Solutions business, and 50% on Resideo’s consolidated results.

The tables below summarize the plan goals and performance results for 2021 for the Company overall and for the ADI and Products & Solutions segments. Following the acquisitions of Norfolk Wire & Electronics and Shoreview Distribution in 2021, the Committee approved small adjustments to the financial goals originally approved at the beginning of the year to include the projected financial results of these businesses into the 2021 goals under the annual incentive plan. In connection with certifying actual levels of performance following the completion of the performance period, the Committee determined to exclude the $16 million charge associated with the proposed settlement of a securities class action lawsuit from the final CFFO results reflected below for the Company overall as the timing and amount of any such charge was not known at the time the financial goals were originally approved and it related to matters that occurred prior to all but one of the current NEOs joining the Company.

Financial Performance*	For the period January 1 - December 31, 2021

Total Company Financial Metrics* (equally weighted)	Threshold ($M)	Goal ($M)	Maximum ($M)	Actual ($M)	Financial Performance %

Revenue	$5,113	$5,382	$5,516	$5,846	109%

Operating Income	$448	$472	$566	$575	122%

Cash Flow from Operations	$322	$339	$441	$331	98%

42 | 2022 PROXY STATEMENT

Financial Performance*	For the period January 1 - December 31, 2021

ADI Global Distribution Financial Metrics* (equally weighted)	Threshold ($M)	Goal ($M)	Maximum ($M)	Actual ($M)	Financial Performance %

Revenue	$2,956	$3,112	$3,268	$3,378	109%

Operating Income	$200	$210	$252	$268	128%

Cash Flow from Operations	$208	$219	$285	$238	109%

Financial Performance*	For the period January 1 - December 31, 2021

Products & Solutions Financial Metrics* (equally weighted)	Threshold ($M)	Goal ($M)	Maximum ($M)	Actual ($M)	Financial Performance %

Revenue	$2,157	$2,270	$2,384	$2,468	109%

Operating Income	$466	$490	$588	$541	110%

Cash Flow from Operations	$546	$575	$748	$609	106%

*	Each financial metric is reported excluding fluctuations in foreign currency.

In determining the actual 2021 bonus awards paid to each NEO pursuant to the annual incentive plan, the following formula was applied. The base salary amount used in the formula was the NEO’s 2021 base salary rate.

Annual Incentive Cash Bonus	=	Base Salary	×	Target Bonus Percentage	×	Financial Performance Payout Percentage

NEO	Annual Incentive Cash Bonus	=	Base Salary	X	Target Bonus Percentage	X	Financial Performance Payout Percentage

Jay Geldmacher	$ 2,370,000		$ 1,000,000		150%		158%

Anthony Trunzo	$ 963,800		$ 610,000		100%		158%

Phillip Theodore	$ 869,000		$ 555,000		100%		158%

Robert Aarnes	$ 960,250		$ 575,000		100%		167%

Travis Merrill	$ 568,800		$ 450,000		80%		158%

2021 Long-Term Incentives

The goal of our long-term incentive plan is to align the compensation of our executives with the interests of shareholders by encouraging sustained long-term improvement in operational and financial performance and long-term increase in shareholder value. Long-term incentives also serve as retention instruments and provide equity-building opportunities for executives. Starting in 2021, our long-term incentives were delivered 50% in performance stock units and 50% in restricted stock units. Stock options have not been granted as part of our annual long-term incentive program since 2019. Equity awards to our employees are granted under the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (the “2018 Stock Incentive Plan”). The table below shows the mix of annual LTI components for 2021:

2021 (% of Total LTI)

Performance Stock Units	50%

Restricted Stock Units	50%

2022 PROXY STATEMENT | 43

2021 Restricted Stock Units

The annual restricted stock units (or RSUs) awarded in 2021 will vest ratably over three-years with one-third of the shares vesting on each anniversary of the grant date until fully vested on the third anniversary of the grant date, assuming the recipient is continually employed through each vesting date.

2021 Performance Stock Units

The PSUs granted in 2021, will vest based on a relative total shareholder return (rTSR) metric and will be earned by comparing our total shareholder return to the total shareholder return of other companies in the S&P 400 Industrial Index from January 1, 2021 through December 31, 2023. The threshold, target and maximum levels of rTSR achievement that correspond to the number of shares that will be earned are set forth below. Performance below the threshold will result in no shares being paid. The arrangement is similar to PSUs awarded in 2020.

	Percentile Rank	Payout as percent of target shares*

Threshold	25th	50%

Target	55th	100%

Maximum	75th	200%

*	Linear interpolations between points

Payout of 2019 Performance Stock Units

December 31, 2021 marked the end of the three-year performance period for PSUs granted in February 2019. Those performance stock units vested based on achievement of Resideo’s financial results over three years from January 1, 2019 through December 31, 2021. The performance metrics applicable to PSUs were revenue and adjusted EBITDA with each metric applied equally – 50% weight for each goal. The total shares that could be earned by an executive under these awards ranges from 20% of the target award to a maximum of 200% of target. One-third (1/3) of the total target PSUs applied to the measures for each of the three years of the performance period covered by the PSU award and could be earned independently of PSUs applicable to the performance goals for the other two years. Once deemed to be earned, the PSUs for any year under the 2019 PSU award were no longer subject to the performance measures for a subsequent year(s).

Of the NEOs, only Mr. Aarnes received the February 2019 PSUs, and based on the award achieving an overall payout of 103% of the target, Mr. Aarnes received 19,706 shares on February 9, 2022, based on an original target award of 19,133 shares. The table below reflects the goals and results for each of the three years under this award.

Year	Metric	Goal ($M)	Actual ($M)	Achievement%	Payout %	Metric Weight	Weighted Payout %	Annual Payout Achieved %	Final Payout %

2019	Revenue	$5,014	$4,986	99%	90%	50%	45%	60%	103%
	Adjusted EBITDA	$420	$360	86%	30%	50%	15%
2020	Revenue	$5,215	$5,047	97%	70%	50%	35%	80%
	Adjusted EBITDA	$437	$427	98%	90%	50%	45%
2021	Revenue	$5,423	$5,846	108%	160%	50%	80%	168%
	Adjusted EBITDA	$454	$537	118%	176%	50%	88%

*

For 2019 and 2020 revenue and adjusted EBITDA were calculated consistent with the annual incentive plan for each respective year. In 2021, revenue was calculated consistent with the 2021 annual incentive plan and there was no adjusted EBITDA target in the 2021 annual incentive plan.

44 | 2022 PROXY STATEMENT

Special one-time stock option award

In addition to the annual LTI awards, the Committee approved a one-time award of 150,000 stock options to Phillip Theodore that will vest 100% on September 28, 2024. Considering the significant improvements in the performance of the Products & Solutions business under his leadership, the Committee determined that it is in the best interest of the Company and its shareholders to retain the services of Mr. Theodore. His effective management of the Product & Solutions transformation initiative has led to significant improvements in revenue, profitability, and overall operational performance. As such, Mr. Theodore’s talents and leadership skills are in high demand in the executive talent market. Accordingly, the Committee approved this award as an incentive to his continued services and performance with the Company.

Other Components of Our Compensation Program

Severance Plan

Each of our NEOs participates in the Resideo Technologies, Inc. Severance Plan for Designated Officers (the “Severance Plan”). The terms of the Severance Plan were established following a review of the severance practices among companies in our approved compensation peer group.

The Severance Plan addresses severance for our NEOs upon a termination following a change in control (“CIC”), considered a “double trigger”, and is intended to ensure the continued attention of our NEOs to their roles and responsibilities without the distraction that may arise from the possibility of a job loss concurrent with a CIC of the Company.

In addition, the Severance Plan provides for severance payments and benefits that become payable if the employment of one of our NEOs is terminated by us without “cause” (as defined in the Severance Plan) subject to such individual signing and not revoking a release of claims agreement.

The Committee has adopted the Severance Plan to provide competitive post-employment compensation arrangements that promote the continued attention, dedication and continuity of the members of our senior management team, including our NEOs, and enable us to continue to recruit talented senior executive officers. The Committee intends to periodically review the severance available to our NEOs under the Severance Plan to ensure ongoing competitiveness and alignment with our overall compensation philosophy.

The severance benefits provided to our NEOs are outlined in the Potential Payments Upon Termination or Change in Control Table found later in this Proxy Statement.

Nonqualified Deferred Compensation Plan

Executive officers (including the NEOs) may choose to participate in the Resideo Supplemental Savings Plan, a nonqualified deferred compensation plan that permits additional tax-deferred retirement savings options. The Resideo Supplemental Savings Plan has two components, the Deferred Incentive Program (DIP) and the Supplemental Savings Program (SSP). Executive officers can elect to defer up to 100% of their annual incentive award under the DIP component. In addition, under the SSP component, executive officers may also elect to defer eligible compensation that cannot be contributed to the Company’s 401(k) plan due to IRS limitations. The amounts contributed to the Supplemental Savings Plan are eligible for company matching credits, not to exceed 87.5% of the first 8% contributed combined between the SSP and the Company’s 401(k) plan. The participant account balances in the SSP are subject to gains and losses, based on the returns of the Fidelity® U.S. Bond Index Fund. Effective January 1, 2022, Resideo simplified the formula for the company matching credits and changed it to be 100% of the first 7% contributed. The overall maximum matching contribution did not change between the two formulas, whereby the maximum company matching contribution is 7%.

Benefits and Perquisites

Our NEOs are eligible to receive the same benefits as our salaried employees in the U.S. The Company and the Committee believe this approach is reasonable and consistent with the overall compensation objectives to attract and retain employees. These benefits include medical, dental, vision, disability insurance, a 401(k) plan and other plans and programs made available to other eligible employees in the U.S. Employee benefits and perquisites are reviewed periodically to ensure that benefit levels remain competitive.

2022 PROXY STATEMENT | 45

Executive Annual Physical Program

Starting in 2019, the Committee determined that all executive officers were encouraged to have an annual executive physical and would be eligible to participate in an executive annual physical program paid for by the Company. These physicals provide a more in-depth review of the health of those employees reporting to the President and Chief Executive Officer of the Company.

In connection with his hire, the Committee approved Mr. Geldmacher receiving an annual physical up to $5,000 and the right to use a private jet for business and commuting purposes, including a full tax gross-up for such use. These additional benefits were approved for Mr. Geldmacher related to his health and safety, particularly in light of the COVID-19 pandemic.

Executive Stock Ownership Guidelines

The Committee believes that the interests of our executives, including our NEOs, will be more aligned with those of our shareholders, and our NEOs will more effectively pursue strategies that promote our shareholders’ long-term interests, if our executives hold substantial amounts of our stock. All of our executive officers, including our NEOs, are subject to minimum stock ownership guidelines that are administered by the Committee. Under these guidelines, our executive officers must hold shares of Resideo common stock equal in value to the following multiples of their current base salary:

CEO	6x Base Salary

Other Executive Officers	3x Base Salary

Our executive officers have five years from the date they become subject to the guidelines to meet the ownership requirement. Shares owned outright, unvested RSU awards and earned performance share awards are counted toward the ownership requirement. Shares may be sold during the accumulation period if satisfactory progress towards meeting the minimum requirement is demonstrated. As of December 31, 2021, all NEOs were within the five-year initial compliance period, and Mr. Trunzo and Mr. Aarnes have already met the minimum stock ownership requirement.

Incentive Recoupment Policy (“Clawback”)

In the event of a material restatement of our financial results (a “Restatement”), the Board will review all incentive compensation paid to senior executives on the basis of having met or exceeded specific performance targets for performance periods during the Restatement period. To the extent permitted by applicable law, the Board will seek to recoup incentive compensation, in all appropriate cases (taking into account all relevant factors, including whether the assertion of a recoupment claim may prejudice the interests of the Company in any related proceeding or investigation), paid to, or credited to a deferred compensation account of, any senior executive, if and to the extent that:

(i)	the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a Restatement;

(ii)	the senior executive engaged in misconduct that caused the need for the Restatement; and

(iii)	the amount of incentive compensation that would have been awarded to the senior executive had the financial results been properly reported would have been lower than the amount actually awarded.

Hedging and Pledging Policy

It is our policy that all of our directors, officers and employees are prohibited from engaging in short sales of Resideo securities and selling or purchasing puts or calls or otherwise trading in or writing options on Resideo securities and using certain financial instruments (including forward sale contracts, equity swaps, collars and exchange funds), holding securities in margin accounts or pledging Resideo securities as collateral, in each case, that are designed to hedge or offset any decrease in the market value of Resideo securities.

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Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to the CEO and other covered officers to $1 million in any taxable year. Thus, we generally will not be able to take a deduction for any compensation paid to our NEOs in excess of $1 million. While the Committee considers this limitation on tax deductibility, its decisions regarding executive compensation are determined based on the philosophy and factors described above.

Compensation and Human Capital Management Committee Report

The Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Form 10-K for the year ended December 31, 2021.

This report is provided by the following independent members of the Board, who comprise the Committee:

Sharon Wienbar (Chair)

Nina Richardson

Andrew Teich

Kareem Yusuf

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Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by or paid to our NEOs during 2021.

Officer Name	Position	Year	Base Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Changes in Pension Values and Non Qual. Deferred Comp Earnings ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)

Jay Geldmacher	President & Chief Executive Officer	2021	973,846	—	9,835,196	—	2,370,000	—	924,228	14,103,270
		2020	526,154	2,894,098	774,547	464,589	—	—	38,579	4,697,966

Anthony Trunzo	EVP, Chief Financial Officer	2021	603,462	—	2,799,719	—	963,800	245	40,956	4,408,182
		2020	326,250	447,775	3,438,060	339,343	—	—	17,749	4,569,177

Phillip Theodore	President, Products & Solutions	2021	530,385	—	2,294,821	1,153,050	869,000	—	19,785	4,867,041

Robert Aarnes	President, ADI Global Distribution	2021	575,000	20,192	2,622,673	—	960,250	40,676	50,620	4,269,411
		2020	487,115	—	2,222,916	524,999	488,000	40,092	19,637	3,782,759
		2019	437,671	—	933,308	466,661	490,500	40,977	19,145	2,388,262

Travis Merrill	EVP, Chief Strategy & Commercial Officer	2021	450,000	—	1,311,336	—	568,800	922	35,543	2,366,601

(1)

For 2020, Mr. Geldmacher received a sign-on bonus and both Mr. Geldmacher and Mr. Trunzo received guaranteed bonus payouts at target, pro-rated for their period of employment, pursuant to the terms of their offer letters. In addition, Mr. Trunzo received a discretionary bonus payment of $150,000 for his exceptional efforts to complete an equity financing and debt refinancing that strengthened the Company’s balance sheet and provided meaningfully increased financial flexibility. The amount reflected for Mr. Aarnes represents a payment approximately equivalent to salary reductions taken from his pay in the first quarter of 2020 as part of cost cutting initiatives in response to the COVID-19 pandemic. Early in 2021, the Company elected to award this one-time bonus following a review of the Company’s performance in fiscal year 2020.

(2)

Stock awards granted in 2021 consisted of restricted stock unit (RSU) awards and performance stock unit (PSU) awards. The amounts reported in this column represent the aggregate grant date fair value of the RSU awards for fiscal years 2021, 2020 and 2019 and of the target level of the PSU awards for fiscal years 2021, 2020 and 2019. We calculated these amounts in accordance with the provisions of FASB ASC Topic 718 utilizing the assumptions discussed in Note 5 to our financial statements for the fiscal year ended December 31, 2021. The fair value of the RSUs is based on the average of the high and low prices for Resideo stock on the grant date. The value of the 2021 PSUs reflects the grant date fair value of the PSUs when granted in February 2021 of $42.98 per share based on the Monte Carlo simulation model assuming volatility of 47.43% and a risk-free interest rate of 0.20%.

The grant date fair value of the 2021 RSUs and the grant date fair value of the 2021 PSUs if target performance and maximum performance is achieved are as follows:

		PSUs

Name	RSUs ($)	Target ($)	Maximum ($)

Jay Geldmacher	3,730,102	6,105,094	12,211,188

Anthony Trunzo	1,061,823	1,737,896	3,475,792

Phillip Theodore	876,335	1,424,486	2,848,972

Robert Aarnes	994,676	1,627,996	3,255,992

Travis Merrill	497,338	813,998	1,627,996

(3)

The amounts reported in this column represent the aggregate grant date fair value of the option awards for fiscal year 2021, 2020 and 2019. We calculated these amounts in accordance with the provisions of FASB ASC Topic 718 utilizing the assumptions discussed in Note 5 to our financial statements for the fiscal year ended December 31, 2021.

(4)

The amounts in this column represent the total 2021, 2020 and 2019 annual incentive payments, as applicable, made to the NEOs as described in more detail above in the “Compensation Discussion & Analysis – Elements of Compensation” section of this Proxy Statement. The amount shown was paid shortly after the end of the fiscal year.

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(5)

The amounts in this column represent the aggregate change in the present value of each NEO’s accumulated benefit under the Company’s pension plans (as disclosed in the Pension Benefits table below), as well as any earnings during the respective year under the non-qualified deferred compensation plan.

(6)

The amounts reported in this column for 2021, 2020 and 2019 include costs for relocation benefits, including the cost of temporary housing, company contributions under the 401(k) and deferred compensation plan, the imputed value of company-provided life insurance, and costs for executive healthcare services. In addition, for Mr. Geldmacher, the amounts for 2021 include private jet use for commuting as permitted pursuant to his offer letter, which is described in more detail below.

Name	401(k) Company Contributions ($)	Deferred Compensation Plan Company Contributions ($)	Relocation Costs ($)(a)	All Other ($)(b)

Jay Geldmacher	—	—	851,782	72,476

Anthony Trunzo	17,063	21,121	—	2,772

Phillip Theodore	17,063	—	—	2,723

Robert Aarnes	17,063	—	29,105	4,453

Travis Merrill	17,063	14,438	—	4,042

(a)

Includes reimbursement of expenses related to Mr. Geldmacher’s and Mr. Aarnes’ move to the Company’s new headquarters in Arizona, including temporary housing for Mr. Geldmacher. Also includes tax gross-up payments to Mr. Geldmacher of $347,393 related thereto.

(b)

Includes costs for executive healthcare services and excess liability insurance premiums paid by the Company. For Mr. Geldmacher, includes $64,391 related to private jet use for commuting. In addition to the reported amounts, Mr. Geldmacher’s spouse was permitted to accompany him when he used a private jet for business and commuting travel, for which there was no incremental cost.

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Grants of Plan-Based Awards — Fiscal Year 2021

The following table summarizes the grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

Officer Name	Award Type	Grant Date	Threshold ($)(A)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh.)	Closing Price on Date of Grant of Option Awards ($/sh.)	Grant Date Fair Value of Stock and Option Awards ($/sh.)
Jay Geldmacher	AIP(1)		750,000	1,500,000	3,000,000	—	—	—	—	—	—	—	—
	RSU(2)	02/18/2021	—	—	—	—	—	—	142,045	—	—	—	3,730,102

	PSU(3)	02/18/2021	—	—	—	71,022	142,045	284,090	—	—	—	—	6,105,094
Anthony Trunzo	AIP(1)		305,000	610,000	1,220,000	—	—	—	—	—	—	—	—
	RSU(2)	02/18/2021	—	—	—	—	—	—	40,435	—	—	—	1,061,823
	PSU(3)	02/18/2021	—	—	—	20,217	40,435	80,870	—	—	—	—	1,737,896
Phillip Theodore	AIP(1)		275,000	550,000	1,100,000	—	—	—	—	—	—	—	—
	RSU(2)	02/18/2021	—	—	—	—	—	—	33,143	—	—	—	870,335
	PSU(3)	02/18/2021	—	—	—	16,571	33,143	66,286	—	—	—	—	1,424,486
	Stock Options(4)	09/28/2021	—	—	—	—	—	—	—	150,000	25.48	25.17	1,153,050
Robert Aarnes	AIP(1)		287,500	575,000	1,150,000	—	—	—	—	—	—	—	—
	RSU(3)	02/18/2021	—	—	—	—	—	—	37,878	—	—	—	994,676
	PSU(3)	02/18/2021	—	—	—	18,939	37,878	75,756	—	—	—	—	1,627,996
Travis Merrill	AIP(1)		225,000	450,000	900,000	—	—	—	—	—	—	—	—
	RSU(2)	02/18/2021	—	—	—	—	—	—	18,939	—	—	—	497,338

	PSU(3)	02/18/2021	—	—	—	9,469	18,939	37,878	—	—	—	—	813,998

(A)	Represents the payment received for the minimum level of performance required to achieve a payout under the plan for 2021.

(1)	Annual incentive compensation (or AIP) awarded under the Resideo Bonus Plan for the 2021 performance year, which are paid in early 2022.

(2)

Annual restricted stock units granted under the Resideo 2018 Stock Incentive Plan. The restricted stock units will vest ratably on the first, second and third anniversaries of the grant date. See the Outstanding Equity Awards at 2021 Fiscal Year-End table below for further details on the equity awards listed above. The fair value of the RSUs reflected in the final column is based on the average of the high and low prices for Resideo stock on the grant date.

(3)

Performance stock units (PSUs) granted under the Resideo 2018 Stock Incentive Plan. The award is subject to Resideo’s relative Total Shareholder Return ranking against the companies in the S&P 400 Industrials Index for the period from January 1, 2021 through December 31, 2023 and will pay out in February 2024 if earned. The amounts in the Target column represent the number of shares earned at a ranking of the 55th percentile as compared to the companies in the Index. The amounts in the column labeled Threshold represent the total number of shares that would be earned if Resideo were to achieve a ranking of the 25th percentile. The amounts in the column labeled Maximum represent the total number of shares that would be earned if Resideo were to achieve a ranking of the 75th percentile or above. The fair value reflected in the final column is calculated in accordance with the provisions of FASB ASC Topic 718 as described in footnote 2 to the Summary Compensation Table above.

(4)

Non-qualified stock options granted to Mr. Theodore under the Resideo 2018 Stock Incentive Plan. The options will vest in full on the third anniversary of the grant date. See the Outstanding Equity Awards at 2021 Fiscal Year-End table below for further details on the equity awards listed above. The grant date fair value of stock options was calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option valuation model as of the date of grant based on the assumptions reflected in Note 5 to our financial statements for the fiscal year ended December 31, 2021.

Certain Terms of Equity Awards

Dividend equivalents may be earned on the RSU and PSU awards, however they will be subject to the same vesting and forfeiture provisions that apply to the underlying award to which they relate. The Company has not paid dividends since becoming an independent public company.

The option, RSU and PSU awards are subject to double trigger accelerated vesting and payout upon a change in control only if the award is (1) assumed, replaced or continued by the successor entity and (2) the recipient’s employment is terminated without cause or, in the case of certain executives only, if the award recipient resigns

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for good reason, in each case, within 24 months after the change in control, or if the surviving entity in the change in control transaction refuses to continue, assume, or replace the awards. In such instance the options and RSU awards will vest in full immediately, and assuming the performance period has not been completed, the PSU awards will vest based on target performance during the truncated performance period and on a pro rata basis based on a target number of units for the year following the truncated performance period.

If an award recipient’s employment ends as a result of his or her death or disability, vesting of the options and RSU awards will accelerate in full, while the PSU awards will vest on a pro-rata basis, based on actual performance as measured at the end of the performance period. If an award recipient’s employment ends as a result of retirement and the participant accepts certain post-employment conditions, the RSU awards and options will continue to vest in accordance with the original vesting schedule and the PSU awards will vest in accordance with the previous sentence.

In the case of executive officers only, if an award recipient’s employment ends as a result of an involuntary termination without cause by the Company, the options and RSU awards will vest on a pro rata basis immediately and the PSU awards will vest on a pro-rata basis, based on actual performance as measured at the end of the performance period.

If an award recipient’s employment ends for any other reason, unvested options, RSU and PSU awards will be forfeited. With respect to each of the option, RSU and PSU awards described above, if an award recipient breaches certain non-competition or non-solicitation obligations, the recipient’s unvested units will be forfeited, and certain shares issued in settlement of units that have already vested must be returned to the Company or the recipient must pay the Company the amount of the shares’ fair market value as of the date they were issued.

The impact of a termination of employment or change in control of our Company on option, RSU and PSU awards held by our NEOs is quantified in the “Potential Payments Upon Termination or Change in Control” section below.

All stock awards granted to the NEOs shown in the table above were granted under the 2018 Stock Incentive Plan and are governed by and subject to the terms and conditions of the plan and the relevant award agreements.

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Outstanding Equity Awards at 2021 Fiscal Year-End

The following table summarizes information regarding outstanding equity awards held by our NEOs as of December 31, 2021.

			Option Awards				Stock Awards

Officer Name	Grant Date	Notes	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Price ($)	Unexercised Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value* of Shares or Units That Have Not Vested ($)
Jay Geldmacher	05/28/2020	(1)	—	237,035	6.63	5/27/2027	—	—
	05/28/2020	(2)	—	—	—	—	46,928	1,221,536
	05/28/2020	(3)	—	—	—	—	117,320	3,053,840
	02/18/2021	(4)	—	—	—	—	142,045	3,697,431
	02/18/2021	(5)	—	—	—	—	142,045	3,697,431
	Total		—	237,035	—	—	448,338	11,670,238
Anthony Trunzo	06/08/2020	(6)	74,052	37,026	9.86	6/7/2027	—	—
	06/08/2020	(7)	—	—	—	—	16,217	422,129
	06/08/2020	(3)	—	—	—	—	60,814	1,582,988
	06/08/2020	(8)	—	—	—	—	300,000	7,809,000
	02/18/2021	(4)	—	—	—	—	40,435	1,052,523
	02/18/2021	(5)	—	—	—	—	40,435	1,052,523
	Total		—	111,078	—	—	457,901	11,919,163
Phillip Theodore	06/01/2020	(9)	28,395	56,790	6.97	5/7/2027	—	—
	06/01/2020	(10)	—	—	—	—	11,352	295,493
	06/01/2020	(3)	—	—	—	—	42,572	1,108,149
	02/18/2021	(4)	—	—	—	—	33,143	862,712
	02/18/2021	(5)	—	—	—	—	33,143	862,712
	09/28/2021	(11)	—	150,000	25.48	9/27/2028	—	—
	Total		28,395	206,790	—	—	120,210	3,129,066
Robert Aarnes	9/29/2016	(12)	—	—	—	—	3,788	98,602
	2/27/2018	(13)	—	—	—	—	1,211	31,522
	10/29/2018	(14)	—	—	—	—	14,365	373,921
	2/11/2019	(15)	45,886	22,943	24.39	2/10/2026	—	—
	2/11/2019	(16)	—	—	—	—	6,378	166,019
	2/20/2020	(17)	61,663	123,326	10.27	2/19/2027	—	—
	2/20/2020	(18)	—	—	—	—	23,102	601,345
	2/20/2020	(3)	—	—	—	—	86,633	2,255,057
	12/14/2020	(19)	—	—	—	—	50,000	1,301,500
	02/18/2021	(4)	—	—	—	—	37,878	985,964
	02/18/2021	(5)	—	—	—	—	37,878	985,964
	Total		107,549	146,269	—	—	261,233	6,799,895
Travis Merrill	12/21/2020	(20)	—	—	—	—	6,667	173,542
	02/18/2021	(4)	—	—	—	—	18,939	492,982
	02/18/2021	(5)	—	—	—	—	18,939	492,982
	Total		—	—	—	—	44,545	1,159,506

*

Based on the closing stock price for Resideo stock on December 31, 2021 ($26.03). All awards with grant dates prior to October 29, 2018, the date of the Spin-Off, were equity awards (stock options, RSUs and PSUs) issued by Honeywell that were converted to Resideo RSUs on October 29, 2018.

(1)	These non-qualified stock options will vest in full on May 28, 2023.

(2)	These RSUs will vest in full on May 28, 2023.

(3)

These PSUs were awarded in 2020 and can be earned after the end of the three-year performance period ending December 31, 2022. The number of PSUs that the NEO will receive is dependent upon the ranking of our relative Total Shareholder Return as compared to the Total Shareholder Return of the companies in the S&P 400 Industrials Index. The number of PSUs shown is the target number of shares that can be earned. Pursuant to their award agreement, Mr. Geldmacher’s PSU award, if earned, will vest on May 28, 2023 and Mr. Trunzo’s award, if earned, will vest on June 8, 2023.

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(4)	Of these remaining RSUs, one-third vested on February 18, 2022 and one-third vests on each of February 18, 2023 and February 18, 2024.

(5)

These PSUs were awarded in on February 18, 2021 and can be earned after the end of the three-year performance period ending December 31, 2023. The number of PSUs that the NEO will receive is dependent upon the ranking of our relative Total Shareholder Return as compared to the Total Shareholder Return of the companies in the S&P 400 Industrials Index. The number of PSUs shown is the target number of shares that can be earned.

(6)	These remaining non-qualified stock options vest in equal annual installments on June 8, 2022, and June 8, 2023.

(7)	These RSUs vests in equal annual installments on June 8, 2022, and June 8, 2023.

(8)	These RSUs vest in equal installments on June 8, 2023 and June 8, 2024.

(9)	These non-qualified stock options will vest in equal installments on June 1, 2022 and June 1, 2023.

(10)	These RSUs will vest in equal installments on each of June 1, 2022 and June 1, 2023.

(11)	These non-qualified stock options will vest in full on September 28, 2024.

(12)	The remaining unvested RSUs under this converted Honeywell award will vest on September 29, 2023.

(13)	The remaining unvested RSUs under this converted Honeywell award vested on February 27, 2022.

(14)	The remaining unvested RSU under the Founder’s Grant RSU Award granted on October 29, 2018 will vest on October 29, 2022.

(15)	These remaining non-qualified stock options vested on February 11, 2022.

(16)	These remaining RSUs vested on February 11, 2022.

(17)	Of these remaining non-qualified stock options, one-half vested on February 20, 2022 and one-half will vest on February 20, 2023.

(18)	Of these RSUs, one-half vested on February 20, 2022 and one-half will vest on February 20, 2023.

(19)	These RSUs will vest in full on December 14, 2025.

(20)	These RSUs vest in installments of 3,334 shares on December 21, 2022 and 3,333 shares on December 21,2023.

Option Exercises and Stock Vested — Fiscal Year 2021

The following table summarizes information regarding stock options exercised by the NEOs during the fiscal year ended December 31, 2021 and RSU and PSU awards that vested during that same period.

	Option Awards		Stock Awards

Officer Name	# of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Jay Geldmacher	—	—	—	—

Anthony Trunzo	—	—	8,108	261,791

Phillip Theodore	—	—	5,676	173,941

Robert Aarnes(3)	—	—	67,944	1,753,484

Travis Merrill	—	—	3,333	83,485

(1)	Represents the total number of RSUs that vested during 2021 before share withholding for taxes and transaction costs.

(2)

Represents the total value of RSUs at the vesting date calculated as the average of the high and low prices for Resideo stock on the day of vesting multiplied by the total number of RSUs that vested. The individual totals may include multiple vesting transactions during the year.

(3)

The amounts reflected for Mr. Aarnes include 19,706 shares distributed on February 9, 2022 for his February 11, 2019 PSU, which achieved a payout of 103% of target. The value of the shares when distributed was $489,891.

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Pension Benefits

The following table provides summary information and related disclosures provide information regarding benefits under the Resideo Technologies Inc. Pension Plan (“RPP”) and the Resideo Supplemental Pension Plan (“SPP”), a nonqualified plan. The RPP and SPP provide pension benefits only to those employees who previously participated in the Honeywell pension plans prior to the Spin-Off. Accordingly, the only NEO who participates in the RPP and SPP is Mr. Aarnes.

The RPP and SPP benefits depend on the length of each NEO’s employment with the Company and certain predecessor companies. This information is provided in the table below under the column entitled “Number of Years of Credited Service.” A participant’s credited service is generally equal to his or her period of employment with the Company or an affiliate (or, for periods prior to October 29, 2018, Honeywell International Inc. or a Honeywell affiliate), excluding periods of employment when the participant was not eligible to participate in the RPP or a predecessor Honeywell plan. The column in the table below entitled “Present Value of Accumulated Benefits” represents a financial calculation that estimates the cash value today of the full pension benefit that has been earned by each NEO. It is based on various assumptions, including assumptions about how long each NEO will live and future interest rates. Additional details about the pension benefits for each NEO follow the table.

Officer Name	Plan Names	Early Retirement Eligible?	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Robert Aarnes	Resideo Technologies Inc. Pension Plan (Qualified component)	Yes	9.0	75,468	—
	Resideo Technologies Inc. Supplemental Pension Plan (Non-Qualified component)		9.0	112,005	—

	Total			187,473	—

Summary Information

•	The RPP is a tax-qualified pension plan in which a significant portion of our U.S. employees participate.

•

The RPP complies with tax requirements applicable to broad-based pension plans, which impose dollar limits on the compensation that can be used to calculate benefits and on the amount of benefits that can be provided. As a result, the pensions that can be paid under the RPP for higher-paid employees represent a much smaller fraction of current income than the pensions that can be paid to less highly paid employees. We make up for this difference, in part, by providing supplemental pensions through the SPP.

Pension Benefit Calculation Formulas

Within the RPP and the SPP, a variety of formulas are used to determine pension benefits. Different benefit formulas apply for different groups of employees for historical reasons (e.g., past acquisitions by a predecessor company) and the differences in the benefit formulas for our NEOs reflect this history.

•

The Retirement Earnings Plan (“REP”) Formula is used to determine the amount of pension benefits for each of our NEOs under the RPP and the SPP. Under this Formula, benefits are paid as a lump sum equal to (1) 3% or 6% of final average compensation (the average of a participant’s annual compensation for the five calendar years out of the previous ten calendar years that produces highest average) times (2) credited service.

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For each pension benefit calculation formula, compensation includes base pay, short-term incentive compensation, payroll-based rewards and recognition and lump sum incentives. The amount of compensation taken into account under the RPP is limited by tax rules. The amount of compensation taken into account under the SPP is not. The table below describes which formulas are applicable to our participating NEO.

NAME/FORMULA	DESCRIPTION OF TOTAL PENSION BENEFITS

Mr. Aarnes REP formula 3%	• Mr. Aarnes’ pension benefits under the RPP and the SPP are determined under the REP formula.

At early retirement, the monthly pension is computed on the same basis as at normal retirement, but the pension is reduced 6.67% per year for each of the first five years and 3.33% for each of the next five years by which commencement precedes normal retirement date.

Nonqualified Deferred Compensation

Officer Name	Executive Contributions in 2021 ($)(1)	Registrant Contributions in 2021 ($)(2)	Aggregate Earnings in 2021 ($)(3)	Aggregate Withdrawals and Distributions in 2021 ($)	Aggregate Balance at the End of Fiscal Year 2021 ($)(4)

Anthony Trunzo	24,138	21,121	245	—	24,120

Travis Merrill	90,000	14,438	922	—	89,235

All deferred compensation amounts are unfunded and unsecured obligations of the Company and are subject to the same risks as any of the Company’s general obligations.

(1)

The amounts in this column were contributed by the NEO into his account under the deferred compensation plan, which includes amounts reflected in the “Base Salary” column of the Summary Compensation Table.

(2)	Amounts in this column are contributions made to the NEOs account in 2022 for the 2021 calendar year.

(3)	The amounts in this column represent interest and dividends earned on balances held in the NEO’s account during 2021.

(4)

Each Mr. Trunzo and Mr. Merrill elected to participate in the non-qualified deferred compensation program in their first year of eligibility in 2020. Therefore, this is the first year of activity to be reported.

Resideo Supplemental Savings Plan

The Resideo Supplemental Savings Program (“RSSP”) is a nonqualified deferred compensation plan that allows eligible Resideo employees, including the NEOs, to save additional amounts in excess of what is allowed under the Company’s tax-qualified 401(k) plan due to the annual deferral and compensation limits imposed by the Internal Revenue Code. The RSSP has two components, the Deferred Incentive Program (DIP) and the Supplemental Savings Program (SSP). Executive officers can elect to defer up to 100% of their annual bonus awards under the DIP component. In addition, executive officers may also participate in the SSP component to defer eligible compensation that cannot be contributed to the Company’s 401(k) savings plan due to IRS limitations. The amounts contributed to the SSP component are eligible for matching contributions not to exceed 87.5% of the first 8% contributed combined between the SSP and the 401(k) plan. Matching contributions are always vested. Effective January 1, 2022, Resideo simplified the formula for the company matching contributions and changed to 100% of the first 7% of employee contributions. The overall maximum matching contribution did not change between the two formulas, whereby the maximum company matching contribution is 7%.

Interest Rate. All funds are invested in the Fidelity U.S. Bond Index Fund and participant accounts are credited with interest based on the fund’s performance. Matching contributions are also treated as invested in Fidelity U.S. Bond Index Fund.

Distribution. Amounts transferred from the Honeywell Supplemental Savings Plan or Honeywell Deferred Incentive Plan to the RSSP will follow the same distribution options as applied under the Honeywell plan. For deferrals to the RSSP starting in 2019 or later years, payments will commence at the earlier of the participant’s separation from service, death or the in-service distribution date elected by the participant. Amounts will be paid to participants in a lump sum or installment payments, for payments triggered by separation from service or an

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in-service distribution at the election of the participant. Participant RSSP accounts are distributed in cash only. Participants can make different payment elections under the SSP and the DIP components of the RSSP.

Compensatory Arrangements with NEOs

We are party to offer letters with our CEO and CFO, the material terms of which are summarized below. The summary below excludes payments and benefits generally available to all executive officers under the terms of the Company’s equity award agreements that are described above. We do not have any individual compensatory arrangements with the other NEOs.

Offer Letter with Jay Geldmacher, President and Chief Executive Officer

The Company entered into an offer letter with Mr. Geldmacher, effective May 28, 2020, in connection with his appointment as President and Chief Executive Officer. Pursuant to the letter agreement, Mr. Geldmacher is eligible to receive an annual base salary of $900,000, subject to annual adjustment. Mr. Geldmacher has a target annual incentive compensation opportunity equal to 150% of his annual base salary, with a maximum opportunity of no less than 200% and, for 2020, the payout was guaranteed at no less than his pro-rated target incentive amount. Also for 2020, Mr. Geldmacher was granted a pro-rated long-term incentive award equal valued at $3,097,000 at target, 10% of which value was granted as time-based restricted stock units, 15% as stock options and 25% as performance-based restricted stock units, all of which will vest on the third anniversary of the grant date, and the remaining 50% was granted as a cash bonus payable following the third anniversary of the grant if Mr. Geldmacher remains employed; provided that Mr. Geldmacher will receive a pro-rated payout of the cash bonus if his employment terminates due to death, disability, termination without cause or resignation for good reason. In the event of a change in control, all of Mr. Geldmacher’s equity awards will vest in full in the event they are not assumed in such change in control or if his employment is terminated without cause or for good reason within 24 months following such change in control.

Mr. Geldmacher received a cash sign-on bonus of $2,000,000 million that will be subject to ratable repayment if he resigns other than for good reason or is terminated for cause before completing 24 months of employment. Mr. Geldmacher also was entitled to receive a make-whole payment of up to $90,000 due to the forfeiture of a quarterly bonus opportunity with his prior employer. Mr. Geldmacher will be eligible for the severance benefits provided to the Company’s other executive officers; provided, that Mr. Geldmacher will also be eligible to receive severance benefits in the event he resigns for good reason. Good reason is defined as Mr. Geldmacher not serving as the most senior executive of the Company or reporting directly and exclusively to the Board, assignment to Mr. Geldmacher of duties materially inconsistent with his position, any material diminution of his position, authority, duties or responsibilities, any reduction in annual base salary or target annual incentive opportunity from the amounts in the offer letter, requiring Mr. Geldmacher to be based at any office or location greater than 25 miles away from the Company’s headquarters or any material breach of the offer letter by the Company.

In addition to participating in the Company’s benefits for other employees and executives, Mr. Geldmacher will receive (i) an executive physical benefit valued at up to $5,000 annually, (ii) the right to use a private jet for business and commuting purposes, including a full tax gross-up for any income taxes on such use, (iii) relocation assistance under the Company’s officer level relocation guidelines and reimbursement for temporary housing for up to 12 months and up to $75,000, and (iv) reimbursement of his legal fees related to negotiation and documentation of his employment agreement up to $37,500. In July 2021, in connection with a determination that we would relocate our corporate headquarters, the Compensation Committee approved an amendment to Mr. Geldmacher’s offer letter to increase his temporary housing allowance, in excess of the company’s standard benefits, to $125,000 and remove the time limitation on such benefits.

Offer Letter with Anthony Trunzo, Executive Vice President, Chief Financial Officer

The Company entered into an offer letter with Mr. Trunzo on May 22, 2020, in connection with Mr. Trunzo’s appointment as Executive Vice President, Chief Financial Officer effective June 8, 2020. Pursuant to the terms of the offer letter, Mr. Trunzo is eligible to receive an annual base salary of $585,000, subject to annual adjustment. Mr. Trunzo has a target annual incentive compensation opportunity equal to 90% of his annual base salary, and

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for 2020, the payout was guaranteed to be no less than his pro-rated target incentive amount. Also for 2020, Mr. Trunzo was granted a long-term incentive award valued at $1,131,148 at target, 20% of which value was granted as time-based restricted stock units, 30% as stock options and 50% as performance-based restricted stock units, subject to the same customary vesting terms for the Company’s equity awards for other executive officers.

Mr. Trunzo received a sign-on equity award of 300,000 restricted stock units that will vest as to one-half of such shares on each of the third and fourth anniversaries of the date of grant. Mr. Trunzo will be eligible for the Severance Plan; provided that Mr. Trunzo will also be eligible to receive severance benefits in the event he resigns for good reason. Pursuant to the letter agreement, good reason is defined as assignment to Mr. Trunzo of duties materially inconsistent with his position, any material diminution of his position, authority, duties or responsibilities, any reduction in annual base salary or target annual incentive opportunity from the amounts in the offer letter or any material breach of the offer letter by the Company. In addition to participating in the Company’s benefits for other employees and executives, Mr. Trunzo was entitled to reimbursement of his legal fees related to negotiation and documentation of his offer letter up to $10,000.

Potential Payments Upon Termination or Change in Control

Overview

This section describes the benefits payable to our NEOs in two circumstances:

•	Termination of employment

•	Change in Control (“CIC”)

Officer Severance Plan

These benefits are determined primarily under our Resideo Technologies, Inc. Severance Plan for Designated Officers, or Severance Plan, which our Committee approved in November 2018 and reflects their assessment of external market data on benefits commonly offered to senior executives in such circumstances. The Committee strongly believes that our severance benefits are generally in line with current market practices and are particularly important as we do not maintain employment agreements with our NEOs. Benefits provided under the Severance Plan are conditioned on the executive executing a full release of claims and compliance with certain non-competition and non-solicitation covenants in favor of the Company. The right to continued severance benefits under the plan ceases in the event of a violation of such covenants. In addition, we would seek to recover certain severance benefits already paid to any executive who violates such restrictive covenants.

In addition to the Severance Plan, several of our other benefits plans, such as our Annual Incentive Compensation Plan, also have provisions that impact these benefits. These benefits ensure that our executives are motivated primarily by the needs of the businesses for which they are responsible, rather than circumstances that are outside the ordinary course of business, i.e., circumstances that might lead to the termination of an executive’s employment or that might lead to a CIC of the Company. Generally, this is achieved by assuring our NEOs that they will receive a level of continued compensation if their employment is adversely affected in these circumstances, subject to certain conditions. We believe that these benefits help ensure that affected executives act in the best interests of our shareholders, even if such actions are otherwise contrary to their personal interests. This is critical because these are circumstances in which the actions of our NEOs may have a material impact upon our shareholders. Accordingly, we set the level and terms of these benefits in a way that we believe is necessary to obtain the desired results. The level of benefit and the rights to benefits are determined by the type of termination event, as described below.

In the case of a CIC, severance benefits under the Severance Plan are payable only in the event that both parts of the “double trigger” are satisfied. That is, (i) there must be a CIC of our Company, and (ii)(A) the NEO must be involuntarily terminated other than for cause, or (B) the NEO must initiate the termination of his own employment for good reason. Similarly, our 2018 Stock Incentive Plan does not offer single-trigger vesting of equity awards that are assumed or replaced by an acquirer upon a CIC.

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Equity Awards

Death and Disability – In the case of a recipient’s death or disability, vesting of options and restricted stock units accelerates in full and a pro rata portion of the PSUs will vest and settle if, and to the extent of, Resideo’s actual achievement of the performance measures during the performance period. The options remain exercisable until the earlier of three years after termination or the original expiration date.

Involuntary Termination Without Cause – If an executive officer is subject to an involuntary termination without cause by Resideo, a pro rata portion of his or her options and restricted stock units will vest immediately upon termination, and a pro rata portion of the PSUs will vest and settle if, and to the extent of, Resideo’s actual achievement of the performance measures during the performance period. The options will remain exercisable until the earlier of one year after termination or the original expiration date.

Voluntary Resignation – If a recipient resigns voluntarily from the Company, he or she will forfeit any unvested options, restricted stock units and PSUs, and will have 30 days to exercise any then-vested options.

Retirement – With respect to equity awards granted prior to February 2019, non-vested awards are generally forfeited upon any retirement. Equity awards granted in or after February 2019 generally provide that an award recipient is retirement eligible if he or she is age 55 years or older, has at least 10 years of service to Resideo and also has provided Resideo with at least 6 months’ prior notice that he or she is considering retirement. If an NEO is retirement eligible, his or her employment with Resideo ends as a result of retirement and he or she accepts certain post-employment conditions, the RSU awards and options granted in or after February 2019 will continue to vest in accordance with the original vesting schedule (and options shall remain exercisable until the earlier of their original expiration date and three (3) years after retirement) and the PSU awards granted in or after February 2019 will vest on a pro-rata basis, based on actual performance as measured at the end of the performance period.

Pension and Non-Qualified Deferred Compensation

Pension and non-qualified deferred compensation benefits, which are described elsewhere in this Proxy Statement, are not included in the table below in accordance with the applicable proxy statement disclosure requirements, even though they may become payable at the times specified in the table. If an officer who participates in the RSSP terminates employment with Resideo, the balance of that executive’s SSP or DIP account will be paid to the executive in June of the year following his or her termination. Similarly, if an officer who is a participant in the RPP or the SPP described above terminates employment, the executive’s balance in the pension plan will be paid to the executive one hundred and five days after his or her termination date.

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The following table summarizes estimated payments and benefits to which our NEOs would be entitled upon the hypothetical occurrence of various termination scenarios or a CIC. The information in the table below is based on the assumption, in each case, that the termination of employment occurred on December 31, 2021. None of these termination benefits are payable to NEOs who voluntarily resign (other than voluntary resignations for good reason as specified or certain qualifying retirements) or whose employment is terminated by us for cause.

Payments and Benefits	Named Executive Officer	Termination by the Company Without Cause ($)(1)	Death ($)	Disability ($)	Change-in-Control– No Termination of Employment ($)	Change-in-Control– Termination of Employment by Company, Without Cause, by NEO for Good Reason or Due to Disability ($)

Cash Severance (Base Salary)	Jay Geldmacher	2,000,000	—	—	—	2,000,000
	Robert Aarnes	862,500	—	—	—	1,150,000

	Anthony Trunzo	915,000	—	—	—	1,220,000

	Phillip Theodore	825,000	—	—	—	1,100,000

	Travis Merrill	675,000	—	—	—	900,000

Annual Incentive Compensation(2)– Year of Termination	Jay Geldmacher	—	—	—	—	3,000,000
	Anthony Trunzo	—	—	—	—	1,220,000

	Phillip Theodore	—	—	—	—	1,100,000

	Robert Aarnes	—	—	—	—	1,150,000

	Travis Merrill	—	—	—	—	900,000

Outstanding Equity Awards(3)(4)	Jay Geldmacher	—	16,268,717	16,268,717	—	16,268,717
	Anthony Trunzo	—	13,715,294	13,715,294	—	13,715,294

	Phillip Theodore	—	4,835,192	4,835,192	—	4,835,192

	Robert Aarnes	—	10,326,233	10,326,233	—	4,835,192

	Travis Merrill	—	1,246,264	1,246,264	—	1,246,264

Benefits(5)	Jay Geldmacher	11,198	—	—	—	11,198

	Anthony Trunzo	16,271	—	—	—	21,694

	Phillip Theodore	14,086	—	—	—	18,781

	Robert Aarnes	16,232	—	—	—	21,642

	Travis Merrill	18,784	—	—	—	25,046

Total	Jay Geldmacher	2,011,198	16,268,717	16,268,717	—	21,279,915

	Anthony Trunzo	931,271	13,715,294	13,715,294	—	16,176,989

	Phillip Theodore	839,086	4,835,192	4,835,192	—	7,053,973

	Robert Aarnes	878,732	10,326,233	10,326,233	—	12,647,876

	Travis Merrill	693,784	1,246,264	1,246,264	—	2,891,310

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The amounts reflected in the first column related to involuntary termination unrelated to a CIC, as well as the final two columns specific to circumstances following a CIC are based on the provisions of the Severance Plan, and the provisions of the 2018 Stock Incentive Plan.

(1)

Pursuant to their offer letters, Mr. Geldmacher and Mr. Trunzo are also entitled to receive the same severance benefits set forth here for termination by the Company without cause if they terminate their employment for good reason as defined in their offer letters. See “Compensatory Arrangements with NEOs” above for additional information.

(2)

Severance amounts in the event of involuntary termination not related to CIC represent a cash payment equal to 24 months of annual base salary for Mr. Geldmacher and 18 months of annual base salary for the other NEOs. Severance amounts related to an involuntary termination or termination for good reason related to a CIC represent a cash payment equal to 24 months of annual base salary as well as two times the NEO’s target annual incentive compensation.

(3)

In addition to the amounts reflected in the final column, if an NEO is terminated without cause in situations following a CIC, the executive will also be entitled to a pro-rated Annual Incentive Award for the period of employment during the year of termination.

(4)

Amounts represent the intrinsic value of RSUs, and PSUs as of December 31, 2021 for which the vesting would be accelerated. RSUs will be vested in full upon a termination due to death, disability or an involuntary termination or termination for good reason within 24 months of a CIC. With respect to RSU grants issued after December 31, 2018 only, a pro rata portion of the award would accelerate upon an involuntary termination not related to a CIC. With respect to the PSUs, upon termination due to death, disability or involuntary termination not related to a CIC, a pro rata portion of the PSUs are eligible to vest at actual performance levels at the end of the performance period. In the case of an involuntary termination or termination for good reason within 24 months of a CIC, a pro rata portion of the PSUs will vest at target or at the level of substantially achieved performance, as determined by the Committee prior to the CIC. The value included for RSUs and PSUs is the product of the number of units for which vesting would be accelerated and $26.03, the closing price of Resideo common stock on December 31, 2021.

(5)

The amounts reflected represent the Company’s cost for continuation of benefits, such as medical, dental, vision and life insurance, for the Salary Continuation Period as defined under the Severance Plan.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median paid employee and the annual total compensation of Mr. Jay Geldmacher, our President and Chief Executive Officer (the CEO).

For 2021, our last completed fiscal year:

•	the annual total compensation of our median employee was $36,061; and

•	the annual total compensation of our CEO as reported in the Summary Compensation Table of this proxy statement on page 48 was $14,103,270.

Based on this information, for 2021, the ratio of the annual total annualized compensation of Mr. Geldmacher, our CEO, to the annual total compensation of the median employee was estimated to be 391 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.

To identify our median employee for 2021, we considered our global population as of October 1, 2021 (the “Measurement Date”). As of the Measurement Date, our total global employee population (excluding our CEO) consisted of approximately 13,388 individuals.

Total U.S. Employees	3,242
Total Non-U.S. Employees	10,146	(no exemptions utilized)
Total Global Workforce	13,388

To identify the “median employee” from our total global employee population (excluding our CEO), we aggregated annual total base salary and actual incentive awards paid during 2021, including bonuses and commissions. We also annualized the compensation of all newly hired permanent employees who were employed on the measurement date, for the 12-month period ending December 31, 2021, as permitted under SEC rules. All non-U.S. pay components were converted to U.S. dollars using the same currency exchange rates in effect in our financial records at October 1, 2021.

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Once we identified the median employee, we determined the median employee’s total compensation by applying the same rules required to report NEO compensation on the Summary Compensation Table.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Equity Compensation Plan Information

As of December 31, 2021, information about equity compensation plans is as follows:

Plan Category	Number of Shares to be Issued Upon Exercises of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	6,140,661	(1)	18.27	9,325,720	(2)

Equity compensation Plans not approved by security holders	—		—	—

Total	6,140,661		18.27	9,325,720

Equity compensation plans approved by shareholders in the table above include the 2018 Stock Incentive Plan for Resideo Technologies, Inc. and its Affiliates as well as the 2018 Stock Plan For Non-Employee Directors of Resideo Technologies, Inc., the Resideo Employee Stock Purchase Plan, and the Resideo Technologies UK ShareBuilder Plan.

(1)	Includes 1,345,968 shares underlying stock options, 3,477,133 shares underlying RSUs and 1,317,560 shares underlying PSUs (assuming target).

(2)

Includes 5,674,962 shares available for future issuance under the Resideo Technologies, Inc. 2018 Stock Incentive Plan, 2,779,570 shares available for future issuance under the Resideo Technologies, Inc. Employee Stock Purchase Plan, 682,582 shares available for future issuance under the 2018 Stock Plan for Non-Employee Directors of Resideo Technologies, Inc., and 188,606 shares available for future issuance under the Resideo Technologies UK ShareBuilder Plan.

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Proposal 3:

Ratification of the Appointment of Independent Registered Public Accounting Firm

Under its written charter, the Audit Committee of the Board has sole authority and is directly responsible for the appointment, compensation, retention, oversight, evaluation and termination of the independent registered public accounting firm retained to audit the Company’s financial statements.

The Audit Committee evaluated the qualifications, performance and independence of the Company’s independent auditors and based on its evaluation, has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2022. Deloitte served as the independent auditor of Resideo during 2021. The Audit Committee and the Board believe that the retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

The Audit Committee is responsible for the approval of the engagement fees and terms associated with the retention of Deloitte. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee will be involved in the selection and evaluation of the lead audit partner and considers whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent registered public accounting firm.

Although the By-Laws do not require that we seek shareholder ratification of the appointment of Deloitte as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte.

Representatives of Deloitte are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders.

The Board of Directors unanimously recommends a vote “FOR” Proposal 3, to ratify the appointment of Deloitte & Touche LLP as the Company’s

independent registered public accounting firm for 2022.

Report of the Audit Committee

The Audit Committee consists of the three directors named below. Each member of the Audit Committee is an independent director as defined by applicable SEC and NYSE listing standards. In addition, the Board has determined that Mr. Lazar and Mr. Deninger are “audit committee financial experts” as defined by applicable SEC rules and satisfy the “accounting or related financial management expertise” criteria established by the NYSE.

In accordance with its written charter, the Audit Committee of the Board is responsible for assisting the Board to fulfill its oversight of:

•	the integrity of the Company’s financial statements and internal controls;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors.

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It is the responsibility of Resideo’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls. The Company’s internal auditors are responsible for conducting internal audits intended to evaluate the adequacy and effectiveness of the Company’s financial and operating internal control systems.

Deloitte, the Company’s independent registered public accounting firm for 2022 (the “independent auditor”), is responsible for performing an independent audit of the Company’s consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America (“GAAP”), and evaluating the Company’s assessment of internal controls over financial reporting. The independent auditor also reviews the Company’s interim financial statements in accordance with applicable auditing standards.

In evaluating the independence of Deloitte, the Audit Committee has (i) received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the audit firm’s communications with the Audit Committee concerning independence, (ii) discussed with Deloitte the firm’s independence from the Company and management and (iii) considered whether Deloitte’s provision of non-audit services to the Company is compatible with the auditors’ independence. In addition, the Audit Committee assures that the lead audit partner is rotated at least every five years in accordance with SEC and PCAOB requirements, and considered whether there should be a regular rotation of the audit firm itself in order to assure the continuing independence of the outside auditors. The Audit Committee has concluded that Deloitte is independent from the Company and its management.

The Audit Committee has reviewed with the independent auditor and the Company’s internal auditors the overall scope and specific plans for their respective audits, and the Audit Committee is monitoring the progress of both in assessing the Company’s preparedness for future compliance with Section 404 of the Sarbanes-Oxley Act.

At every regular meeting, the Audit Committee meets separately, and without management present, with the independent auditor and the Company’s Director, Internal Audit to review the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s accounting and financial reporting. The Audit Committee also meets separately at its regular meetings with the Chief Financial Officer.

The Audit Committee has met and discussed with management and the independent auditor the fair and complete presentation of the Company’s financial statements. The Audit Committee has also discussed and reviewed with the independent auditor all matters required to be discussed by applicable requirements of the PCAOB and the SEC. The Audit Committee has discussed significant accounting policies applied in the financial statements, as well as any alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with both management and the independent auditor.

Relying on the foregoing reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. In addition, the Audit Committee has approved, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022.

The Audit Committee

Jack Lazar (Chair)

Paul Deninger

Brian Kushner

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Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for pre-approval of audit, audit-related, tax and other services, and for pre-approval of related fee estimates or fee arrangements. These procedures require that the terms and fees for the annual audit service engagement be approved by the Audit Committee. The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval under this policy, it will require specific pre-approval by the Audit Committee before the service is provided. In the event the invoice in respect of any covered service that is the subject of general pre-approval is materially in excess of the estimated amount or range, the Audit Committee must approve such excess amount prior to payment of the invoice. Predictable and recurring covered services and their related fee estimates or fee arrangements may be considered for general pre-approval by the full Audit Committee on an annual basis at or about the start of each fiscal year. Specific pre-approval of such services that have not received general pre-approval may be given or effective up to one year prior to commencement of the services. Under the policy, the Audit Committee has delegated to the Chair the authority to pre-approve audit-related and non-audit services and associated fees, that are not otherwise prohibited by law, to be performed by the Company’s independent registered public accounting firm in an amount of up to $100,000 for any one service; the Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services set forth in the following table below were approved by the Audit Committee before being rendered.

Audit and Non-Audit Fees

The following table shows fees for professional services rendered by Deloitte for the years ended December 31, 2021 and 2020.

	2021 ($)	2020 ($)	Description of Services

Audit Fees	5,197,908	5,006,000	Fees pertaining to the audit of the Company’s annual consolidated financial statements, audits of statutory financial statements of our subsidiaries and fees pertaining to the review of SEC filings.

Audit-Related Fees	0	0

Tax Fees	0	0

All Other Fees	1,895	1,895

Total	5,199,803	5,007,895

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Proposal 4:

Shareholder Proposal to Reduce Ownership Threshold for Shareholders to Call a Special Meeting

John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, has requested that the following proposal be included in this Proxy Statement and has indicated that he intends to present such proposal at the annual meeting. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of at least $2,000 in value of our common stock and has advised the Company that he intends to continue to hold the requisite amount of shares through the date of the 2022 annual meeting. Mr. Chevedden’s proposal and his related supporting statement are followed by a recommendation from the Board. The Board disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the shareholder.

Proposal 4: Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

Although now it theoretically takes 25% of all shares to call for a special shareholder meeting, this translates into 30% of the Resideo Technologies shares that typically vote at the annual meeting. It would be hopeless to think that the shares that do not have time to vote at the annual meeting would have the time to take the special procedural steps to call for a special shareholder meeting.

Plus the 30% of shares that vote at the annual meeting could determine that they own 35% of shares when their shares not held long are included. Shares that are not held long are 100% excluded from formal participation in the call for a special shareholder meeting even though shareholders have an ownership stake in those shares.

It is important to vote for this Special Shareholder Meeting Improvement proposal because we have no right to act by written consent.

Many companies provide for both a shareholder right to call a special meeting and a shareholder right to act by written consent. Southwest Airlines and Target are companies that do not provide for shareholder written consent and yet provide for 10% of shares to call for a special shareholder meeting.

Plus REZI shareholders gave 37% support to the 2021 shareholder proposal calling for a shareholder right to act by written consent. This 37% support may have represented over 40% support from the shares that have access to independent proxy voting advice and are not forced to rely too much on biased management voting recommendations.

Shareholder also need a more reasonable stock ownership to call a special meeting to make up for the use of online shareholder meetings that give management more control. At the vast majority of 2021 online shareholder meetings management dictated that absolutely no shareholder could speak.

It is also more important to have a more reasonable right to call for a special shareholder at a company like Resideo Technologies, where the Chairman received up to 15-times as many negative votes as other directors at our 2021 annual meeting. And management pay was rejected by 14% of shares when a 5% rejection is the norm.

To help make up for our lack of a right to act by written consent we need the right of a reasonable 10% of shares to call for a special shareholder meeting.

Please vote yes:

Special Shareholder Meeting Improvement – Proposal 4

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Statement of the Board of Directors in Opposition to Proposal 4

Our Board has carefully considered this proposal and, for the reasons set forth below, does not believe it is in the best interests of the Company and our shareholders:

•	We already provide a meaningful and balanced right for shareholders to call a special meeting and an appropriate threshold for special meetings is already in place.

•	Special meetings require substantial expenses and resources that should only be called upon in extraordinary circumstances.

•	We have in place strong corporate governance practices that protect shareholder rights.

We believe that the existing right for our shareholders to call a special meeting has an appropriate threshold and strikes an appropriate balance of interests.

Our Board recognizes the importance of giving shareholders a meaningful right to call special meetings in appropriate circumstances. Our Board believes that special meetings should be permitted where a reasonable number of shareholders owning a sufficient percentage of our outstanding stock believe that a matter is so sufficiently urgent or extraordinary that it must be addressed before the next annual meeting. Our Board also believes, however, that if an ownership threshold is too low, it would permit a small group of shareholders who have no duty to act in the best interests of the Company or the other shareholders to use the extraordinary measure of a special meeting to serve a potentially narrow self-interest. Therefore, there must be a proper balance between empowering shareholders to appropriately call a special meeting and protecting against the risk that shareholders with special interests could call special meetings on frivolous grounds or to advance narrowly supported interests not generally in the best interests of all other shareholders.

In 2021, our Board amended the Company’s By-Laws to provide that shareholders holding at least 25% of the outstanding stock of the Company may call a special meeting. In selecting this 25% ownership threshold, our Board considered statistical research among our peers and the S&P 500 and determined that the 25% threshold was consistent with the thresholds at many other companies, thus reflecting current market practices.

Special meetings require substantial expenses and resources.

Special meetings require considerable time, effort and resources, including significant costs in legal and administrative fees, as well as costs for preparing, printing and distributing materials and soliciting proxies and should occur only in extraordinary circumstances, such as when fiduciary or strategic considerations require that the matter be addressed on an expeditious basis. For this reason, our Board believes that the expenditure of corporate funds and resources associated with a special meeting should only be incurred when shareholders meet an appropriate, meaningful threshold of ownership interest in the Company, which is why the Board amended our By-Laws to require a group of shareholders owning at least 25% to call a special meeting.

Our Board believes that maintaining the 25% ownership threshold preserves a reasonable and appropriate balance between providing shareholders with the right to appropriately call a special meeting while protecting against unnecessary waste of corporate resources and disruption associated with convening a special meeting. The stockholder proposal cites Target and Southwest Airlines as examples of two companies that provide 10% of shares to call for a special stockholder meeting; however, we note that, unlike Resideo, both of those companies are incorporated in states where the 10% threshold is mandated or the default under the applicable state corporate law.

The Company has in place strong corporate governance practices that protect shareholder rights.

Our Board is committed to good corporate governance and regularly reviews our practices, corporate governance developments and shareholder feedback to ensure continued effectiveness. We believe that our strong corporate governance practices make adoption of this proposal unnecessary. Our corporate governance practices not only provide the appropriate means to advance shareholder interests without the potential risk of abuse that would come with lowering the threshold to call a special meeting, but also provide transparency and accountability of the Board to all our shareholders and demonstrate that we are responsive to shareholder concerns. For example, our corporate governance practices include:

•	Annual Election of Directors. Starting at the 2022 annual meeting, each director nominee is elected to hold office for a one-year term expiring at the next annual meeting of shareholders.

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•

Independent Board and Committee Leadership. In addition to our non-employee Chairman of the Board, we have an Independent Lead Director and each of our key Board committees is chaired by, and composed solely of, independent directors.

•	Annual Say-on-Pay Vote. We provide our shareholders an annual advisory vote on executive compensation.

•

Communication with the Board. We encourage open communication from shareholders and provide a means for shareholders to effectively communicate with, and raise concerns to, our Board and the Company’s management beyond the limited forum of a special meeting.

•	Majority Vote Standard. Our By-Laws provide for the election of directors by a majority of votes cast in uncontested elections.

•

Proxy Access. Our By-Laws provide for proxy access, which permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of our outstanding shares of common stock continuously for at least three years to nominate and include in our proxy materials nominees for director constituting up to 20% of the Board or two directors, whichever is greater, subject to the requirements set forth in our By-Laws.

In summary, our Board believes that adoption of this shareholder proposal is unnecessary and not in the best interests of the Company or our shareholders given the current 25% threshold for the right of shareholders to call a special meeting, which reflects the corporate governance framework that best balances the rights and interests of all our shareholders.

For the reasons stated above, our Board of Directors unanimously recommends a vote “AGAINST” this Shareholder Proposal

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Questions and Answers

About the Annual Meeting and Voting

1.	Who is entitled to vote and how many votes do I have?

If you were a holder of record of Resideo common stock at the close of business on the record date, April 11, 2022, you are eligible to vote at the annual meeting. For each matter presented for vote, you have one vote for each share you own.

2.	What is the difference between holding shares as a shareholder of record, a registered shareholder and a beneficial owner of shares?

Shareholder of Record or Registered Shareholder. If your shares of common stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, you are considered a “shareholder of record” or a “registered shareholder” of those shares.

Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

3.	How do I vote if I am a shareholder of record?

By Internet. You may vote your shares by internet at www.proxyvote.com.

By Telephone. All shareholders of record can vote by touchtone telephone within the U.S., U.S. territories and Canada by calling 1-800-690-6903. The telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly.

By Written Proxy. All shareholders of record can also vote by written proxy card. If you are a shareholder of record and receive a Notice of Internet Availability of Proxy Materials (“Notice”) received or requested from us, you may request a written proxy card by following the instructions included in the Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board.

Via the Virtual Meeting Website. You may vote your shares live at the virtual annual meeting. Even if you plan to attend and participate in our virtual annual meeting via www.virtualshareholdermeeting.com/REZI2022, we encourage you to vote by internet at www.proxyvote.com or by calling 1-800-690-6903, or by returning a proxy card. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the virtual annual meeting. Whether you are a shareholder of record or hold your shares in street name, you may vote online at the virtual annual meeting. You will need to enter the 16-digit control number provided in your proxy materials to vote your shares at the virtual annual meeting. See Question 5 for further details on accessing and voting at the virtual annual meeting.

Unless you vote live at the virtual annual meeting, we must receive your vote by 11:59 p.m., Eastern Daylight Time, on June 7, 2022, the day before the virtual annual meeting, for your vote by proxy to be counted.

Whether or not you plan to attend the virtual annual meeting, we encourage you to vote by proxy as soon as possible. Your shares will be voted in accordance with your instructions.

4.	How do I vote if I am a beneficial owner of shares?

As a beneficial owner, you have the right to direct your broker, bank or other similar organization on how to vote via the internet or by telephone if the broker, bank or other similar organization offers these options or by signing and returning a voting instruction form. Your broker, bank or other similar organization will send you instructions for voting your shares.

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Your broker is not permitted to vote on your behalf on “non-routine” matters unless you provide specific instructions by completing and returning the voting instruction form from your broker, bank or other similar organization or by following the instructions provided to you for voting your shares via telephone or the internet. A “broker non-vote” occurs when a broker submits a proxy for the meeting with respect to a “routine” matter but does not have the authority to vote on non-routine matters because the beneficial owner did not provide voting instructions on those matters. Under NYSE rules, the proposal to ratify the appointment of independent auditors (Proposal 3) is considered a routine item. This means that brokerage firms may vote in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the annual meeting. In contrast, all of the other proposals set forth in this Proxy Statement are “non-routine” items. Brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

5.	How do I attend the virtual annual meeting?

The annual meeting will be completely virtual, and shareholders will be able to access the meeting live by visiting www.virtualshareholdermeeting.com/REZI2022. We are utilizing the virtual meeting format to enhance shareholder access and encourage participation and communication with our management.

We believe a virtual-only meeting provides expanded access, improved communication and cost savings for our shareholders. A virtual meeting will enable increased attendance because shareholders around the world will be able to attend and listen to the annual meeting live, submit questions and vote their shares electronically, at no cost.

Participating in the Virtual Annual Meeting.

•	Instructions on how to attend the virtual annual meeting are posted at www.virtualshareholdermeeting.com/REZI2022.

•	Shareholders will need to use the 16-digit control number provided in their proxy materials to attend the virtual annual meeting and listen live at www.virtualshareholdermeeting.com/REZI2022.

•	Shareholders of record and beneficial owners as of the record date may vote their shares electronically live during the virtual annual meeting.

•	Shareholders with questions regarding how to attend and participate in the virtual meeting may call 800-586-1548 (U.S.) or 303-562-9288 (International) on the date of the annual meeting.

•	Shareholders encountering any difficulties accessing the virtual meeting during the check-in or meeting time can call 800-586-1548 (U.S.) or 303-562-9288 (International).

Additional Information about the Virtual Annual Meeting.

•	Shareholders may submit questions during the live meeting at www.virtualshareholdermeeting.com/REZI2022 or in advance of the meeting at www.proxyvote.com.

•	Management will answer questions on any matters on the agenda before voting is closed.

•	During the live Q&A session of the meeting, management will answer questions as they come in and address those asked in advance, as time permits.

•	In order to allow us to answer questions from as many shareholders as possible, we limit each shareholder to one question.

•

If there are matters of individual concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, shareholders can contact Investor Relations after the meeting at InvestorRelations@resideo.com.

•	The Q&A session will be posted to our Investor Relations website investor.resideo.com as soon as practicable following the conclusion of the virtual annual meeting.

•

Although the live virtual meeting is available only to shareholders at the time of the meeting, a replay of the meeting will be made publicly available on our Investor Relations website investor.resideo.com after the meeting concludes.

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6.	What constitutes a “quorum” for the meeting?

A quorum is a majority of the outstanding shares that are entitled to vote as of the record date present at the meeting or represented by proxy. A quorum is necessary to conduct business at the annual meeting. Your shares will be counted as present at the annual meeting if you have properly voted by proxy. Abstentions and broker non-votes count as present at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum.

7.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on April 11, 2022, the record date for the meeting, Resideo had 145,376,739 outstanding shares of common stock. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Resideo is incorporated in the State of Delaware. As a result, the Delaware General Corporation Law (the “DGCL”) and the NYSE listing standards govern the voting standards applicable to actions taken by our shareholders. Under our By-Laws, when a quorum is present, in all matters other than the election of directors and frequency of future advisory votes approving the compensation of our NEOs, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Company’s shareholders. Under the DGCL and our By-Laws, shares that abstain constitute shares that are present and entitled to vote. Shares abstaining have the practical effect of being voted “against” the matter, other than in the election of directors.

With respect to the election of directors, Proposal 1, in order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast at the meeting in respect of his or her election. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast for this purpose.

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A description of the voting requirements and related effect of abstentions and broker non-votes on each item for shareholder proposal is as follows:

	VOTING OPTIONS	BOARD RECOMMENDATION	VOTE REQUIRED TO ADOPT THE PROPOSAL	EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

Proposal 1—Election of Directors	For, Against or Abstain on each nominee	FOR each nominee	Majority of votes cast for such nominee	None.

Proposal 2—Advisory Vote to Approve Executive Compensation	For, Against or Abstain	FOR	Majority of shares represented at the annual meeting and entitled to vote	Abstentions are treated as votes against. Broker non-votes have no effect.

Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm	For, Against or Abstain	FOR	Majority of shares represented at the annual meeting and entitled to vote	Abstentions are treated as votes against. Brokers have discretion to vote on this item.

Proposal 4—Shareholder Proposal to Reduce Ownership Threshold for Shareholders to Call a Special Meeting	For, Against or Abstain	AGAINST	Majority of shares represented at the annual meeting and entitled to vote	Abstentions are treated as votes against. Broker non-votes have no effect.

8.	Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the meeting (please note that, in order to be counted, the revocation or change must be received by 11:59 p.m. EDT on June 7, 2022):

•	Vote again by telephone or at www.proxyvote.com;

•	Transmit a revised proxy card or voting instruction form that is dated later than the prior one;

•	Shareholders of record and beneficial owners may vote electronically at the virtual annual meeting; or

•	Shareholders of record may notify Resideo’s Corporate Secretary in writing that a prior proxy is revoked.

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand.

9.	Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except:

•	As necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

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•	In the case of a contested proxy solicitation;

•	If a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	To allow the independent judge of election to certify the results of the vote.

Broadridge, the independent proxy tabulator used by Resideo, counts the votes and acts as the inspector of elections for the meeting.

10.	How will the voting results be disclosed?

We will announce preliminary voting results at the virtual annual meeting and publish them on our website www.resideo.com. Voting results will also be disclosed on a Form 8-K filed with the SEC within four business days after the annual meeting, which will be available on our website.

11.	What does it mean if I receive more than one Notice?

If you are a shareholder of record, you will receive one Notice (or if you are an employee with a Resideo email address, an email proxy form) for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one Notice or email proxy form, and in that case, you can and are urged to vote all of your shares, which will require you to vote more than once.

12.	What is “householding”?

Shareholders of record who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

We will deliver promptly upon written or oral request a separate copy of the 2021 Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, to a security holder at a shared address to which a single copy of the document was delivered. Please go to www.proxyvote.com to request a copy.

Shareholders of record may request to begin or to discontinue householding in the future by contacting Broadridge, either by calling (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Shareholders owning their shares through a bank, brokerage firm or other similar organization may request to begin or to discontinue householding by contacting their bank, brokerage firm or other similar organization.

13.	Who pays for the solicitation of proxies?

Resideo is making this solicitation and will pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board of Directors by mail, telephone other electronic means. We have retained Innisfree M&A Inc., 501 Madison Avenue, New York, NY 10022, to assist with the solicitation for an estimated fee of $10,000, plus expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. Our employees may also solicit proxies for no additional compensation.

14.	How do I comment on Company business?

You will have the opportunity to comment when you vote using the internet or you may write any comments on the proxy card if you vote by mailing a proxy card. You may also send your comments to us at Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Investor Relations. Although it is not possible to respond to each shareholder, your comments are appreciated and help us to understand your concerns.

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15.	When are the 2023 shareholder proposals due?

To be considered for inclusion in the Company’s 2023 Proxy Statement, shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than December 27 2022. Address all shareholder proposals to Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Corporate Secretary. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2023 annual meeting, notice of intention to present the proposal, including all information required to be provided by the shareholder in accordance with the Company’s By-Laws, must be received in writing at our principal executive offices by March 10, 2023, and no earlier than February 8, 2023. Address all notices of intention to present proposals at the 2023 annual meeting to Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Corporate Secretary. For information on nominating directors for the 2022 annual meeting, please see the information above under “Advance Notice Director Nominations” on page 24 and “Proxy Access Director Nominations” on page 25.

16.	How may I obtain a copy of Resideo’s 2021 Annual Report on Form 10-K and proxy materials?

If you would like to receive paper or e-mail copies of our 2021 Annual Report and the Proxy Statement, free of charge, you may request them by internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com. You will need your 16-digit control number provided in your proxy materials to request paper copies. Requests for materials relating to the 2022 annual meeting may be made by calling 1-800-579-1639, and must be made by May 26, 2022 to facilitate timely delivery. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge on our Investor Relations website at investor.resideo.com.

17.	How do I contact the Company or the Board of Directors?

Our Investor Relations department is the primary point of contact for shareholder interaction with Resideo. Shareholders can contact our Investor Relations department by email at InvestorRelations@resideo.com, by phone at 512-726-3500, or by writing to Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Investor Relations.

Shareholders, as well as other interested parties, may communicate directly with the Lead Independent Director, the non-employee directors as a group, or individual directors by writing to Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Corporate Secretary. Our Corporate Secretary reviews and promptly forwards communications to the directors as appropriate. Communication involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; surveys; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

18.	Can other business in addition to the items listed on the agenda be transacted at the meeting?

The Company knows of no other business to be presented for consideration at the meeting. If other matters are properly presented at the meeting, the persons designated as authorized proxies on your proxy card may vote on such matters at their discretion.

By Order of the Board of Directors,

Jeannine Lane

Executive Vice President, General Counsel and Corporate Secretary

April 26, 2022

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Please date and sign your Proxy on the reverse side and return it promptly BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O RESIDEO TECHNOLOGIES, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/REZI2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 7, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D83018-P67258 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY RESIDEO TECHNOLOGIES, INC. The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors Nominees: For Against Abstain 1a. Roger Fradin 1b. Jay Geldmacher The Board of Directors recommends you vote FOR the For Against Abstain following proposals: 1c. Paul Deninger 2. Advisory Vote to Approve Executive Compensation. 1d. Cynthia Hostetler 3. Ratification of the Appointment of Independent Registered Public Accounting Firm. 1e. Brian Kushner The Board of Directors recommends you vote AGAINST For Against Abstain the following proposal: 1f. Jack Lazar 4. Shareholder Proposal to Reduce Ownership Threshold for Shareholders to Call a Special Meeting. 1g. Nina Richardson NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1h. Andrew Teich 1i. Sharon Wienbar 1j. Kareem Yusuf Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2022 Notice and Proxy Statement and 2021 Annual Report are available at www.proxyvote.com. D83019-P67258 PROXY RESIDEO TECHNOLOGIES, INC. This Proxy is Solicited on Behalf of the Board of Directors of Resideo Technologies, Inc. Annual Meeting of Shareholders—June 8, 2022 The undersigned hereby appoints Jay Geldmacher and Jeannine Lane as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Resideo Technologies, Inc. to be held on June 8, 2022, live via the Internet at www.virtualshareholdermeeting.com/REZI2022, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof. Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2 AND 3 AND “AGAINST” PROPOSAL 4. PLEASE NOTE: PHONE AND INTERNET VOTING CUTOFF IS 11:59 PM EDT ON JUNE 7, 2022. Please date and sign your Proxy on the reverse side and return it promptly